UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BEAZER HOMES USA, INC. (Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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BEAZER HOMES

Enjoy the Great Indoors

2025 Proxy Statement

ABOUT US

STRATEGY
We are executing a balanced growth strategy that emphasizes profitability, balance sheet efficiency, and returns above our cost of capital. Our capital allocation approach focuses on high-return investments, maintaining prudent financial leverage, and returning capital to stockholders when aligned with our long-term strategic and financial priorities. During 2025, we continued to focus on our strategic multiyear goals and celebrate the achievement of our Zero Energy Ready goal.
Our purpose is to create durable and growing value for our customers, employees, partners and stockholders and strengthen the communities that we serve.

MULTI-YEAR GOALS

Reaching more than 200 active communities by the end of fiscal 2027

	25,660 Controlled Lots	4,427 Homes Closed	164 Average Active Community Count

Reducing our net debt to net capitalization ratio to low 30% range by the end of fiscal 2027

	1,018 Employees	$2.30B Homebuilding Revenue

Double Digit Growth in Book Value Per Share compounded annually from fiscal 2024 to fiscal 2027
As one of the country's largest homebuilders, we build homes and communities meant to inspire sustainable and healthier living. Every Beazer home is designed and built to provide Advanced Home Performance, giving our homeowners a sanctuary of peace and comfort.
With Beazer’s Curated Choices, homeowners can personalize their primary living areas from our flexible layouts that adapt to different lifestyles, at no additional cost. And unlike most national homebuilders, we empower our homeowners to shop and compare loan options. Our Mortgage Choice program gives our homeowners the resources to easily compare multiple loan offers and choose the best lender and loan offer for them, potentially saving them thousands of dollars over the life of their loan.
Each customer receives Elevated Experiences with the help of a trusted team of experts during their home-buying journey and beyond through our customer care and warranty programs.
Community Impact is part of our business model. In addition to energy efficient home construction and company-wide volunteerism, 100% of the net profits for our Charity Title Agency and Charity Home Insurance Agency subsidiaries are used for charitable action.
Visit www.beazer.com to learn more.

Fulfilled our commitment that by the end of calendar year 2025, every home we start will be Zero Energy Ready

1	2025 Proxy Statement

From Our Chairman

DEAR FELLOW STOCKHOLDERS:
Fiscal 2025 was a year of strategic progress for Beazer. We expanded our community count while strengthening our balance sheet and positioning the Company to maintain stability in the current home sales environment as well as capitalize on the upside when market conditions improve.
Successfully Navigating Macro Challenges
Throughout the year, macro headwinds across our industry persisted, with elevated mortgage rates, weak consumer sentiment and excess builder inventory. In response to these challenges, we sought a deliberate, disciplined approach to our operations and capital allocation. These efforts included, but were not limited to:
■slowing land spend to match current market conditions;
■renegotiating land acquisition terms to reduce costs and enhance flexibility;
■pursuing capital-efficient growth opportunities through expanded usage of lot option agreements and completing a sale-leaseback of about 80 of our model homes to free up cash for higher return uses; and
■rebidding our material and labor costs, which we expect to result in savings of about $10,000 per home.
As a result of these efforts, we were able to make continued progress on our multi-year goals. Specifically, we finished fiscal 2025 with:
1.An average active community count of 164, up 14% from last year, advancing toward our goal of having more than 200 active communities by the end of fiscal 2027;
2.A net debt to net capitalization ratio below 40%, advancing toward our goal of achieving a ratio in the low-30% range by the end of fiscal 2027; and,
3.A book value per share of nearly $43 from a combination of profitability and the impact of share repurchases, advancing toward our goal of a double-digit compound annual growth rate in book value per share by the end of fiscal 2027.
Additionally, we were also excited to have recently launched our "Enjoy the Great Indoors" brand refresh, which is designed to highlight how our advanced home performance and curated choices improve affordability and contribute to a healthier and more comfortable lifestyle for our homeowners.
As we enter fiscal 2026, we’re encouraged by modestly improving market dynamics - with declining new home inventory and improving affordability poised to support demand. If these trends persist, they should contribute to better selling conditions over the next year, enabling us to leverage the operational and strategic improvements we've made to enhance returns and further differentiate our market position.
Protecting the Company's Deferred Tax Assets
Under Proposals 4 and 5, we are once again asking for stockholder approval of certain protective measures that will help us preserve our ability to fully maximize our deferred tax assets to offset the taxable income we generate now and in the future. The majority of these tax assets are tax credits that were earned through the Company's substantial investment in and commitment to energy-efficient building practices. These protections have been strongly supported by our stockholders to date, and because our deferred tax assets have substantial value to us and our stockholders, we hope you will support the renewal of these protections.

2

Continued Board Refreshment
Before closing, we would like to express our gratitude to Danny Shepherd for his dedicated service and invaluable contributions to our Board of Directors since 2016. In accordance with our corporate governance principles, Danny has reached the prescribed retirement age and will not be standing for re-election. I am grateful for Danny's thoughtful leadership, strategic insight, and unwavering commitment to the Company and our stockholders.
I am also pleased to welcome Howard Heckes as a new independent director. Howard was appointed to our Board of Directors on December 8, 2025 and is standing for election at the 2026 Annual Meeting. Howard brings a wealth of experience across the construction materials and services sectors with strong ties to the homebuilding industry and a long track record of successful leadership throughout his career. Howard's extensive experience in building materials, home improvement, and finding unique points of differentiation to successfully grow businesses are a valuable addition to our Board and stockholders. Howard's appointment to our Board of Directors continues our long-term director refreshment efforts, marking the fourth new director appointed during the last two fiscal years.
Looking Forward
As we look ahead, we believe we are well-positioned to make further progress on our multi-year goals with a leaner, more efficient balance sheet, and numerous catalysts for margin improvement.
Let me finish by thanking our team for their ongoing efforts to create value for our customers and you, our valued shareholders, for your continued support.

ALLAN P. MERRILL Chairman, President and Chief Executive Officer Beazer Homes USA, Inc. December ___, 2025

3	2025 Proxy Statement

Notice of Annual Meeting of Stockholders

ITEMS OF BUSINESS
The items to be voted on are as follows:

PROPOSALS

1	Election of directors; FOR each nominee	Page 18

2	Approval of an advisory vote on the compensation of the Company’s named executive officers; FOR	Page 44

3	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors; FOR	Page 75

4	Adoption of the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits; and FOR	Page 80

5	Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits. FOR	Page 83

6	Transaction of any other business that properly comes before the meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

Stockholders of record as of the close of business on December 12, 2025 are entitled to notice of, and to vote at, the annual meeting.
We are pleased to announce that we are delivering your proxy materials for the 2026 annual meeting of stockholders via the Internet. Because we are delivering proxy materials via the Internet, the Securities and Exchange Commission requires us to mail a letter to our stockholders notifying them that these materials are available on the Internet and how these materials may be accessed. This letter, which we refer to as our “Notice and Access Letter,” will be mailed to our stockholders on or about December ___, 2025.
Our Notice and Access Letter will instruct you on how to access and review our proxy statement for the 2026 annual meeting of stockholders and our annual report for the fiscal year ended September 30, 2025. It will instruct you on how you may vote your proxy via the Internet, or how you can request a full set of printed proxy materials, including a proxy card to return by mail. If you would like to receive printed proxy materials, you should follow the instructions contained in our Notice and Access Letter. Unless requested, you will not receive printed proxy materials by mail.
ANNUAL MEETING
INFORMATION

WHEN: Thursday, February 5, 2026 8:30 a.m. (Eastern time)

WHERE: Hyatt Regency Atlanta Perimeter at Villa Christina 4000 Summit Boulevard Atlanta, Georgia 30319
VOTING METHODS

VOTE VIA INTERNET Visit www.proxyvote.com or follow the instructions provided in the Notice of Internet Availability of Proxy Materials

CALL TOLL-FREE Call 1-800-690-6903

VOTE BY MAIL Mark, sign, date and return the enclosed proxy card in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

VOTE AT MEETING Join our Annual Meeting at location listed above
Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 5, 2026: This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, are available free of charge on the Company’s website at http://www.beazer.com.

4

Table of Contents

Potential Payments Upon Termination or Change of Control	65
Pay Ratio	68
Pay vs. Performance	68

Security Ownership Information	73

Security Ownership of Certain Beneficial Owners and Management	73

Audit Matters	75

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm	75

Audit and Non-Audit Fees	76
Preapproval Policies	76
Report of the Audit Committee	76

Proposals 4 and 5 - Adoption of the Charter Amendment and Ratification of Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits	77

PROPOSAL 4
Adoption of Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits	80

PROPOSAL 5
Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits	83

Information About the Annual Meeting	85

General	85
Purpose of the Annual Meeting	85
Who Can Vote	85
How to Vote	85
Revoking A Proxy	86
Quorum	86
Votes Needed	86
Who Counts the Votes	87
Expenses of Solicitation	87
Other Matters	88
Proposals for the Next Annual Meeting	88
Other Information	88

Appendix I - Protective Amendment Extension	89
Appendix II - Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits	90
Annex I: Non-GAAP Reconciliation	A-i

5	2025 Proxy Statement

Company Highlights

PERFORMANCE HIGHLIGHTS
Here are several highlights of our financial and operational achievements in fiscal 2025 in comparison to fiscal 2024:

FINANCIAL

$2.30B Homebuilding Revenue Achieved a year-over-year increase in homebuilding revenue of 0.4%	$45.6M Net Income Generated net income from continuing operations of $45.6 million, compared to $140.2 million in fiscal 2024	$157.7M Adjusted EBITDA[1] Achieved $157.7 million in Adjusted EBITDA, compared to $243.4 million in fiscal 2024	$33.1M Share Repurchases Repurchased $33.1 million of outstanding common stock compared to $12.9 million in 2024

OPERATIONAL

2.0 Sales Pace Achieved average monthly home sales pace per community of 2.0, a decrease of 19.3%	$684.0M Land Acquisition and Land Development Spending Spent $684.0 million on land acquisition and land development, a decrease of 11.9%
$516.5M
Dollar Value of Backlog
Ended the year with dollar value of homes in backlog of $516.5 million, representing 945 homes, compared to $797.2 million, representing 1,482 homes at the end of fiscal 2024

$520,100 Average Selling Price Average selling price for our homes was $520,100, reflecting an increase of 0.9%	164 Average Active Community Count Average active community count was 164, an increase of 14.2%	25,660 Number of Controlled Lots Ended the year with 25,660 lots controlled either through ownership or options to purchase, a decrease of 10.1%

(1)Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures. Statements regarding goals, aspirations, strategies or future initiatives and their expected results, including those contained in the Letter from our Chairman, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

6

COMPANY HIGHLIGHTS
SUSTAINABILITY HIGHLIGHTS
We are focused on facilitating access to energy-efficient, lower cost of ownership homes and reducing our environmental impact, enhancing and giving back to the communities in which we live and operate, and upholding stringent ethical and governance standards.
During fiscal 2025, we published our 2024 Sustainability Update, which can be found on our website, www.beazer.com. The Sustainability Update describes key sustainability topics relevant to the Company, our initiatives related to those topics and our progress with respect to those initiatives. The following overview of our Sustainability Program highlights our key initiatives, as well as some of our most recent sustainability-related accomplishments.

ENERGY EFFICIENCY	ADVANCED HOME PERFORMANCE

We Lead in Energy Efficiency.
In 2020, we set an ambitious goal of building every home to the U.S. Department of Energy's (DOE) Zero Energy Ready Home (n/k/a the DOE Efficient New Homes Program) standard. We are proud to have achieved this goal during fiscal 2025. The DOE recognizes that homes built to this standard are 40-50% more energy efficient than a typical new home. With durable construction, lower operating costs and a reduced carbon footprint, every Beazer home can have a lasting positive impact for our customers, community and environment.

We Build for the Future.
Building for the future is about more than innovative construction techniques. At Beazer, we build homes that include the following advanced home features:

■Solar-Ready/Solar Included: our homebuyers are able to save on utility bills using solar panels on their first day of ownership or at a later time.
■Cleaner Air: each Beazer home is equipped with a whole house fresh air system, creating a cleaner breathing environment.
■Quieter Homes: Our homes provide additional insulation and alternate building practices that reduce noise and distractions inside the home.

OUR PEOPLE, OUR COMMUNITIES	GOVERNANCE

We Focus on our People.
Our employees are the cornerstone of our Company's foundation. We cultivate an environment where our employees can be proud to come to work every day, so that they can build rewarding careers that reflect their individual talents and aspirations. We are also proud to dedicate 100% of the net profits from Charity Title Agency and Charity Home Insurance Agency to the Beazer Charity Foundation to support causes that matter to our employees and the communities that we serve.

We Operate Responsibly.
Our Board of Directors allocates appropriate oversight responsibility to its committees for selected sustainability matters that align with their respective responsibilities. This allows the Board to focus on sustainability risks and opportunities in the context of Beazer’s long-term business strategy while responding to the evolving needs of the Company.

7	2025 Proxy Statement

COMPANY HIGHLIGHTS
ENERGY EFFICIENCY
The Home Energy Rating System (HERS®) is the industry-leading homebuilding scoring system developed by the Residential Energy Services Network (RESNET) for inspecting and calculating a home’s energy performance after construction is complete. The HERS methodology measures the energy efficiency of a home on an easy-to-understand scale: the lower the HERS Index Score, the more energy efficient the home operates.
The average HERS Index Score for a Beazer home delivered in fiscal 2025 was 32, compared to 36 in fiscal 2024 and 42 in 2023 (historical periods adjusted to reflect benefits of renewable energy technologies, as described below). We are proud of the continuous improvement in the performance of our homes and the value we provide to customers.
Beazer Homes has the lowest HERS score of any national homebuilder based on publicly reported average HERS scores in 2025 for each of the top 30 homebuilders in the U.S. (based on 2024 sales according to Builder Magazine). Historically, we have reported our average HERS Index Score as a “gross” score that excludes the benefit of renewable energy technologies (i.e. solar-photovoltaic system). We have transitioned to reporting scores reflecting the benefits of renewable energy technologies to more closely align with how our industry peers report HERS scores.
ADVANCED HOME PERFORMANCE
We continue to expand on our industry-leading reputation for our commitment to energy efficiency, water efficiency, and indoor air quality. We work with industry-leading partners who value innovation and quality while embracing environmentally friendly processes and objectives. Our advanced construction practices and materials are designed to provide customers with lower carbon producing, energy-efficient homes that have demonstrated high-performance and lower costs of ownership. We achieve these results for our homeowners in part through our commitments to the U.S. Department of Energy's Energy Efficient Homes Program (formerly known as the Zero Energy Ready Home ProgramTM), our approach to land acquisition, planning and development, and the EPA's ENERGY STAR® and Indoor AirPlus® programs.
In December 2020, we became the first national homebuilder to publicly commit to ensuring that, by the end of calendar year 2025, every home we start would meet the requirements of the DOE's Zero Energy Ready Home Program (n/k/a the DOE Efficient New Homes Program). We fulfilled this commitment by the end of fiscal 2025. In October 2025, the Energy & Environmental Building Alliance (EEBA) recognized our commitment by awarding us their Most ZERH SFH Homes Built award.
The DOE’s Efficient New Homes program builds upon current HERS standards and the EPA’s ENERGY STAR program while incorporating other building science innovations and practices to achieve greater energy efficiency than a typical new home. Building homes to this standard represents an elevated level of quality, comfort and innovation for our customers.
OUR PEOPLE, OUR COMMUNITIES
Across our Company, Beazer team members are committed to supporting causes that make a difference. From local service activities to Company-wide initiatives, giving back is a central element of our culture, championed by passionate employees and embraced by customers and partners who share our commitment to have a positive impact on the communities we serve.

Our wholly owned subsidiaries, Charity Title Agency and Charity Home Insurance Agency, donate 100% of their net profits to the Beazer Charity Foundation, which provides grants to national and local nonprofits. Since its inception, Charity Title Agency has provided approximately $8.6 million to the Beazer Charity Foundation.

Because of that support, in fiscal 2025, the Beazer Charity Foundation provided grants totaling $2.2 million to over 50 local and national charities, including our national charitable partner, the Fisher House Foundation ("Fisher House"). Each organization we support provides benefits to those in need in the communities in which our customers and employees live and work.

8

COMPANY HIGHLIGHTS
For example, Fisher House provides comfort homes where military and veteran families can stay free of charge while a loved one is being treated in a hospital. In fiscal 2025, in addition to the over $1.8 million donated by the Beazer Charity Foundation, our employees, directors and trade partners collectively raised additional funds in excess of $1.2 million for the benefit of Fisher House and its affiliated entities.

BEAZER HOMES

DAY OF SERVICE

1k

EMPLOYEE VOLUNTEERS

17

DIFFERENT CITIES

50

CHARITIES IMPACTED

As part of our commitment to service, we hosted our first annual Day of Service in March 2025, mobilizing employees nationwide to support their local communities through hands-on volunteerism. Over 1,000 employees, their friends, families, and our trade partners participated in impactful initiatives such as beautifying Fort Belvoir Fisher House, creating therapeutic art for hospitals with the Foundation for Hospital Art, distributing shoes to children via Operation Warm, and assisting Jonathan’s Place in providing safe shelter for vulnerable youth. These efforts reflect our dedication to social responsibility and reinforce our belief that building thriving communities extends beyond the homes we construct.
The day following our Day of Service, over 300 employees, their guests and our trade partners proudly took part in our Rock. Run. Raise! event that included participating in the St. Jude Rock 'n' Roll 5K and half marathon that capped a weekend of wellness, volunteerism, and fundraising in support of the Fisher House Foundation. Rock. Run. Raise! exemplifies our values of community, wellness, and collective action.

GOVERNANCE
Our Board of Directors plays a crucial role in the governance and oversight of the Company. Collectively and as individuals, each director is responsible for acting in the best interests of shareholders by exercising fiduciary responsibilities, approving and setting the company’s strategic direction, ensuring accountability through oversight of management performance, and upholding strong corporate governance standards. Our Board guides our long-term success while maintaining transparency, ethical conduct, and compliance with laws and regulations.
Our directors bring a wealth of expertise, experience and insights. Below is an overview of the varied skills and experience on our Board.

Homebuilding/ Construction Industry Experience	Corporate Governance/Ethics Experience
CEO/COO Experience	Risk Management Expertise
CFO/Accounting/ Finance Experience	Marketing/Sales Expertise
Public Company Board Experience	Sustainability Expertise
Mergers & Acquisitions
Learn more about our governance practices and each director nominee under "Board and Governance Matters" beginning on page 18.

9	2025 Proxy Statement

Proxy Statement Summary

This summary provides an overview of the information contained within this proxy statement. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME February 5, 2026 8:30 a.m. (Eastern time)	LOCATION Hyatt Regency Atlanta Perimeter at Villa Christina 4000 Summit Boulevard Atlanta, Georgia 30319	RECORD DATE Stockholders of record as of the close of business on December 12, 2025 are entitled to notice of, and to vote at, the annual meeting.
VOTING MATTERS
Stockholders will be asked to vote on the following matters at the Annual Meeting:

10

PROXY STATEMENT SUMMARY

PROPOSAL 1

Election of Directors

The Board of Directors recommends a vote FOR the election of each of the nominees.	pages 18-30

BOARD SNAPSHOT
BOARD NOMINEES (PGS. 21 - 29)
Below are the nominees for election to the Board of Directors at the Annual Meeting of Stockholders.

NAME & PRINCIPAL OCCUPATION		SERVING SINCE		COMMITTEES
	AGE		INDEPENDENT	A	HC	G	FD	T

Howard C. Heckes Former President and Chief Executive Officer Masonite International Corporation	60	2025	Yes	Mr. Heckes, was appointed to the Board on December 8, 2025 and will be appointed to committees following the 2026 Annual Meeting.

Lloyd E. Johnson Former Global Managing Director, Finance and Internal Audit Accenture Corporation	71	2021	Yes

John J. Kelley III Former Chief Legal Officer and Executive Vice President Equifax Inc	65	2024	Yes

Allan P. Merrill Chairman, President and Chief Executive Officer Beazer Homes USA, Inc.	59	2011	No

Peter M. Orser Former President and Chief Executive Officer Weyerhaeuser Real Estate Company	69	2016	Yes

Norma A. Provencio Lead Director President and Owner Provencio Advisory Services Inc	68	2009	Yes

June Sauvaget Vice President, EMEA Marketing Netflix, Inc.	47	2024	Yes

Alyssa P. Steele Chief Executive Officer CREO Group	45	2024	Yes

C. Christian Winkle Former Chief Executive Officer Sunrise Senior Living	62	2019	Yes

A	Audit	G	Governance	T	Technology	Chair
HC	Human Capital	FD	Finance and Development			Member

11	2025 Proxy Statement

PROXY STATEMENT SUMMARY
KEY QUALIFICATIONS
The following are several of the key qualifications, skills and experience of our Board nominees that we believe are uniquely important to our business.

DIRECTOR	HOMEBUILDING/ CONSTRUCTION INDUSTRY EXPERIENCE	CEO/COO EXPERIENCE	CFO/ ACCOUNTING/ FINANCE EXPERIENCE	PUBLIC COMPANY BOARD EXPERIENCE	CORPORATE GOVERNANCE/ ETHICS EXPERIENCE	RISK MANAGEMENT EXPERTISE	MARKETING/ SALES EXPERTISE	SUSTAINABILITY EXPERTISE	MERGERS & ACQUISITIONS EXPERIENCE
Heckes
Johnson
Kelley
Merrill
Orser
Provencio
Sauvaget
Steele
Winkle
Total	4	5	4	9	6	6	5	5	6
The lack of a designation for a nominee under a category in the above chart does not mean that he or she does not possess that particular qualification, skill or experience. The marks above simply indicate that the characteristic is one for which the nominee is especially well known among our Board.
We believe our Board nominees reflect the broad expertise and perspective needed to govern our business and constructively engage with senior management.
NOMINEES & BOARD REFRESHMENT

Our Board considers diversity of professional qualifications, experiences, and areas of expertise in evaluating director candidates. Each individual is evaluated in the context of our Board as a whole, with the objective of recommending a group of nominees that can best promote the success of our business and represent stockholder interests through the exercise of sound judgment based on diversity of experience and background.
When identifying potential director candidates — whether to replace a director who is retiring or has resigned, or to expand the Board to gain additional capabilities — the Governance

BALANCED TENURES OF BOARD NOMINEES

Committee, in consultation with the full Board, determines the skills, experiences and other characteristics that a potential candidate should possess in light of the composition and needs of the Board and its committees. The Governance Committee also considers whether or not the candidate would be considered independent under the applicable NYSE and SEC governance standards.

12

PROXY STATEMENT SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS (PGS. 31 – 40)

COMPENSATION BEST PRACTICES
■Clawbacks of incentive awards upon certain events, including restatements, in accordance with SEC rules and NYSE listing requirements
■Double triggers for both cash severance and accelerated vesting of equity upon a change of control
■Meaningful named executive officer and director stock ownership and holding requirements
■Policies against hedging, pledging and stock option repricing
■No tax gross-ups in connection with severance or change of control

BOARD INDEPENDENCE AND OVERSIGHT
■Significant director refreshment over the last two years with the retirement of three directors and the appointment of four new directors
■Robust and thorough Board, committee and director evaluation practices to enhance effectiveness
■Board and committee engagement and oversight on all sustainability matters

STOCKHOLDER RIGHTS AND ENGAGEMENT
■Annual election of all directors
■Majority vote standard for the election of directors, with a director resignation policy
■Long-standing stockholder engagement practices

STOCKHOLDER ENGAGEMENT

We are committed to a robust stockholder engagement program. Our Board values our stockholders’ perspectives. Feedback from stockholders on our business, executive compensation program and sustainability matters represent important considerations for Board discussions throughout the year. Over the course of the year, management engaged with investors on more than 260 occasions.
Our Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided under “Reporting of Concerns to Independent Directors” on page 39.

260+ Fiscal 2025 Investor engagements
TOPICS DISCUSSED
■Strategy and value proposition
■Healthy community count growth
■Gross margin improvement
■Capital allocation, including land spend and share repurchases
■Long-term returns and earnings
■Sustainability
■Macroeconomic pressures
■Affordability concerns
■Sustained demand for housing

13	2025 Proxy Statement

PROXY STATEMENT SUMMARY

PROPOSAL 2

Approval of an Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers.	pages 44-72

EXECUTIVE COMPENSATION

Our executive compensation is designed to:
■Attract, retain and reward top talent;
■Align pay with performance without encouraging inappropriate risk-taking; and
■Utilize long-term equity-based compensation to reinforce sustained value creation through the achievement of financial, operational, and strategic objectives.
We utilize a combination of base salary, short-term cash incentives and long-term incentives. The majority of target long-term incentive award opportunities for our NEOs are tied to multi-year performance goals that align with key strategic objectives, with a portion of the awards provided in time-based restricted stock.
The Human Capital Committee (the "Committee") reviews our core compensation philosophy annually in conjunction with the review of our compensation programs. While our core compensation philosophy and objectives have remained consistent in recent years, the Committee has made adjustments to various aspects of our compensation programs to reinforce strategic priorities.
Based on data for the 2025 Peer Group, the Committee's independent consultant, Pearl Meyer, advised the Committee that target total compensation for our NEOs was positioned within a competitive range (plus or minus 15%) of the 2025 Peer Group 50th percentile, individually and in the aggregate, with the exception of Mr. Dunn, whose target total compensation is subject to a multi-year upward adjustment process associated with his appointment on August 1, 2024 as the Company's Senior Vice President, General Counsel and Corporate Secretary.
TARGET PAY MIX (PG. 48)

CEO	OTHER NEOs (WEIGHTED AVERAGE)

46%
Long-Term Incentive Payments
15%
Base Salary
CEO
71%
Performance-Based
39%
Short-Term Incentive Payments

42%
Long-Term Incentive Payments
27%
Base Salary
31%
Short-Term Incentive Payments
Other NEOs
60%
Performance-Based

14

PROXY STATEMENT SUMMARY
BASE SALARIES (PG. 53)
The table below outlines fiscal 2025 base salaries for our NEOs.

FY 2025 BASE SALARY ($)
Allan P. Merrill	1,066,050
David I. Goldberg	646,875
Michael A. Dunn	350,000
SHORT-TERM INCENTIVE OPPORTUNITIES (PGS. 52-53)
The table below outlines fiscal 2025 target short-term incentive award opportunities for our NEOs as a percentage of base salary.

FY 2025 TARGET SHORT-TERM INCENTIVE AWARD OPPORTUNITY AS A % OF BASE SALARY
Allan P. Merrill	250%
David I. Goldberg	135%
Michael A. Dunn	75%
LONG-TERM INCENTIVE OPPORTUNITIES (PGS. 54-58)
The table below outlines fiscal 2025 target long-term incentive award opportunities for our NEOs as a percentage of base salary.

FISCAL 2025-2027 TARGET LONG-TERM INCENTIVE AWARD OPPORTUNITY AS A % OF BASE SALARY
Allan P. Merrill	400%
David I. Goldberg	200%
Michael A. Dunn	75%
COMPENSATION OUTCOMES (PGS. 50 – 58)
SHORT-TERM INCENTIVE AWARDS
As further discussed in the Compensation Discussion & Analysis on pg. 50, our NEOs did not earn a payout under the fiscal 2025 short-term incentive plan due to the Bonus Plan EBITDA threshold hurdle not being achieved. However, after extensive consideration of the challenges posed by the operating environment and the operational and strategic achievements made by management in the face of this environment, the Committee and the Board exercised discretion in support of NEO retention and alignment of interests with stockholders, and granted time-based restricted stock awards on a two-year cliff vesting schedule for each NEO. The grants, as a percentage of their fiscal 2025 short-term incentive target opportunities, were 30% for Mr. Merrill; 50% for Mr. Goldberg; and 50% for Mr. Dunn.

NAME	2025 TARGET BONUS (% OF ACTUAL BASE SALARY)	2025 TARGET STI AWARD OPPORTUNITY ($)	2025 ACTUAL INCENTIVE AWARD ($)	2025 INCENTIVE AWARD AS A PERCENTAGE OF TARGET (%)
Allan P. Merrill	250%	2,665,125	799,538	30%
David I. Goldberg	135%	873,281	436,641	50%
Michael A. Dunn	75%	262,500	131,250	50%

15	2025 Proxy Statement

PROXY STATEMENT SUMMARY
LONG-TERM INCENTIVE AWARDS
2023-2025 Performance Period Results
■Community Count – Actual results for this metric were between Threshold and Target. After applying straight line interpolation between these levels, the achievement level for this metric was 40.0%. The specific performance targets for this metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly.
■Return on Assets (ROA) – The performance necessary to earn Threshold, Target and Superior payout required an average ROA over the performance period of 13.0%, 14.0% and 15.0% respectively. Average actual return on assets for the performance period was 8.90%.
■Environmental – Actual results for this metric exceeded the Superior level. The specific performance targets for this metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly.
The Committee viewed the achievement levels for all three metrics for this performance period as very challenging and requiring significant improvement over the three-year period. Ultimately, an award was not earned for the Return on Assets metric, but awards were earned at 40.0% for the Community Count metric and at 100% for the Environmental metric for total earned awards of 140.0% of Target before adjustment based on our relative TSR.
The Company's three-year TSR percentile rank was below the 25th percentile vs. the members of the TSR Peer Group, resulting in a negative 30% adjustment to award funding. After application of the TSR modifier, the recipients’ percentage of awards earned attributable to the fiscal 2023-2025 performance period was decreased from 140.0% to 98.0% of Target.
2025-2027 Performance Period Measures
For performance shares and performance cash awards related to the 2025-2027 performance period, the Committee decided to maintain the community count metric (similar to the 2023-2025 and 2024-2026 cycles) while replacing former ROA and environmental metrics with return on equity and net debt to adjusted EBITDA. These metrics were selected to reinforce the Company’s balanced growth strategy in support of long-term value creation. Community count goals for the 2025-2027 performance period were set at levels of increased difficulty compared to the previous performance period. The specific performance targets for community count growth are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes the performance hurdles for community count growth will be challenging to achieve.
Performance metrics for 2025-2027 performance period also include the following objectives:
■Return on equity — The performance necessary to earn a Threshold payout requires an average return on equity for the performance period of at least 12.5%, the performance necessary to earn a Target payout requires an average return on equity for the performance period of at least 15%, and the performance necessary to earn a Superior payout requires an average return on equity for the performance period of at least 17.5%.
■Net debt/Adjusted EBITDA — The performance necessary to earn a Threshold payout requires a net debt/adjusted EBITDA ratio for the performance period of 2.00x, the performance necessary to earn a Target payout requires a net debt/adjusted EBITDA ratio for the performance period of 1.75x, and the performance necessary to earn a Superior payout requires a net debt/adjusted EBITDA ratio for the performance period of 1.50x.
Overall award funding based on actual vs. planned results for these three metrics will continue to be subject to adjustment by up to +/- 30% based on the Company’s three-year TSR relative to members of the TSR Peer Group. Consistent with prior years, the large majority (70%) of total target long-term incentive award opportunities for NEOs is tied to multi-year performance goals, with the remaining 30% provided in the form of restricted stock vesting over three years based on continued service.

16

PROXY STATEMENT SUMMARY

PROPOSAL 3

Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors

The Board recommends a vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors.	pages 75-76

Although stockholder ratification is not required, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2026 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice.

PROPOSAL 4

Adoption of the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits

The Board recommends a vote FOR the adoption of the Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits.	pages 77-84

PROPOSAL 5

Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits

The Board recommends a vote FOR the ratification of the New Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.	pages 77-84

Proposals 4 and 5 are being submitted to stockholders to extend protective provisions designed to preserve the value of the Company’s deferred tax assets by acting as a deterrent to any person desiring to acquire 4.95% or more of our common stock. The majority of the Company's deferred tax assets are energy-efficiency tax credits that we earned through substantial investment and commitment to energy-efficient building practices.

17	2025 Proxy Statement

Board and Governance Matters

PROPOSAL 1

Election of Directors

In connection with Mr. Shepherd’s retirement, which will become effective as of the end of his term at the 2026 annual meeting of stockholders, we appointed Howard C. Heckes to serve on the Board of Directors effective as of December 8, 2025. Mr. Heckes' extensive experience in building materials, home improvement, and finding unique points of differentiation to successfully grow businesses are a valuable addition to our Board and stockholders. Mr. Heckes’ appointment is in addition to the appointment of John J. Kelley III, June Sauvaget and Alyssa Steele to the Board of Directors in 2024. With Mr. Heckes’ appointment, the average tenure of our director nominees is now 6 years, and the average age of our director nominees is 61.
Each of the nominees listed below has been nominated as a director to serve a term of one year and until his or her respective successor has been qualified and elected.

In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the proxy for such other candidate or candidates as may be recommended by the Governance Committee and subsequently nominated by our Board of Directors. Our Board has no reason to believe that any of the following nominees will be unable or unwilling to serve as a director, if elected.

The Board of Directors recommends a vote FOR the election of each of the nominees.

DIRECTOR NOMINATION PROCESS
Pursuant to our Corporate Governance Guidelines, the Governance Committee is directed to work with our Board on an annual basis to determine the appropriate qualifications, skills and experiences for each director and for our Board as a whole. In evaluating these characteristics, the Governance Committee and our Board take into account many factors, including the individual director’s general understanding of our business on an operational level, as well as his or her professional background and willingness to devote sufficient time to Board duties.

18

BOARD AND GOVERNANCE MATTERS
TENURES & BOARD REFRESHMENT

Each director candidate is evaluated in the context of our Board as a whole, with the objective of recommending a group of nominees that can best promote the success of our business and represent stockholder interests through the exercise of sound judgment based on diversity of experience and background.
When identifying potential director candidates — whether to replace a director who is retiring or has resigned, or to expand the Board to gain additional capabilities — the Governance Committee, in consultation with the full Board, determines the skills, experience and other characteristics that a potential candidate should possess in light of the composition and needs of the Board and its committees.

BALANCED TENURES OF BOARD NOMINEES

The Governance Committee also considers whether or not the candidate would be considered independent under the applicable NYSE and SEC governance standards. While our Board does not believe that it should limit the number of terms served by directors, the Board periodically evaluates the appropriate size for our Board and will set the number of directors in accordance with our Bylaws and based on recommendations of the Governance Committee. Additionally, while the Board may grant exceptions, as a general policy, directors will not be nominated for re-election at or after the age of 74.

BOARD REFRESHMENT IN THE PAST 5 YEARS	SKILLS OF NEWLY ADDED DIRECTORS

5 new independent directors have been added to the Board since 2021 4 directors have retired from the Board since 2021	Risk Management Expertise	Public Company Board Experience
	Marketing/Sales Expertise	Corporate Governance/Ethics Experience
	CEO/COO Experience	Mergers & Acquisitions
	Sustainability Expertise	Homebuilding/ Construction Industry Experience
PROCEDURES REGARDING DIRECTOR CANDIDATES RECOMMENDED BY STOCKHOLDERS
The Governance Committee will consider Board candidates recommended by our stockholders. If the Governance Committee determines to nominate a stockholder-recommended candidate, then that nominee’s name will be included in the proxy statement for our next annual meeting. Stockholder recommendations must be addressed to: Beazer Homes USA, Inc., Attention: Corporate Secretary, 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319.
Our stockholders also have the right under our Bylaws to directly nominate director candidates at an annual meeting by following the procedures outlined in our Bylaws. Our Governance Committee evaluates candidates recommended by stockholders in the same manner it evaluates director candidates identified by the Committee.

19	2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS
BOARD SKILLS AND QUALIFICATIONS

The following are several of the key qualifications, skills and experience of our Board nominees that we believe are uniquely important to our business.

DIRECTOR	HOMEBUILDING/ CONSTRUCTION INDUSTRY EXPERIENCE	CEO/COO EXPERIENCE	CFO/ ACCOUNTING/ FINANCE EXPERIENCE	PUBLIC COMPANY BOARD EXPERIENCE	CORPORATE GOVERNANCE/ ETHICS EXPERIENCE	RISK MANAGEMENT EXPERTISE	MARKETING/ SALES EXPERTISE	SUSTAINABILITY EXPERTISE	MERGERS & ACQUISITIONS EXPERIENCE
Heckes
Johnson
Kelley
Merrill
Orser
Provencio
Sauvaget
Steele
Winkle
Total	4	5	4	9	6	6	5	5	6
The lack of a designation for a Board nominee under a category in the above chart does not mean that he or she does not possess that particular qualification, skill or experience. The marks above simply indicate that the characteristic is one for which the Board nominee is especially well known among the other Board nominees.
We believe our Board nominees reflect the broad expertise and perspective needed to govern our business and constructively engage with senior management.

20

BOARD AND GOVERNANCE MATTERS
DIRECTOR BIOGRAPHIES
The biographical information appearing below with respect to each nominee has been furnished to us by the nominee:

Howard C. Heckes, 60
Independent Director
Mr. Heckes served as Chief Executive Officer of Masonite International Corporation, a global designer, manufacturer, marketer and distributor of interior and exterior doors and door solutions from 2019 to 2024. In his role at Masonite, Mr. Heckes was responsible for leading the company’s strategic growth initiatives, operational performance, and global expansion across residential and commercial markets. Prior to Masonite, Mr. Heckes served as Chief Executive Officer of Energy Management Collaborative, an LED lighting and controls solutions provider, where he developed and scaled business processes and market positioning for a rapidly growing business. Earlier in his career, Mr. Heckes held senior leadership roles at The Valspar Corporation and Newell Brands, where he managed large-scale operations and drove innovation in consumer and industrial products.
Mr. Heckes holds a B.S. in Industrial Engineering from Iowa State University and an M.S. in Industrial Engineering from the University of Iowa.
QUALIFICATIONS
We believe Mr. Heckes' extensive experience in building materials, home improvement, and energy solutions make him a valuable addition to the Board.

TENURE Director since December 2025 OTHER PUBLIC COMPANY DIRECTORSHIPS ■James Hardie Industries plc

EXPERIENCE
	Homebuilding/ Construction Industry Experience	Corporate Governance/Ethics Experience
	Public Company Board Experience	Mergers & Acquisitions
	Risk Management Expertise	CEO/COO Experience
Marketing/Sales Expertise

21	2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS

Lloyd E. Johnson, 71
Independent Director
Mr. Johnson served as Global Managing Director, Finance and Internal Audit, for Accenture Corporation from 2004 to 2015. At Accenture, he was responsible for leading the global consulting company’s corporate audit organization and providing guidance and counsel in finance and strategic planning. Prior to joining Accenture, Mr. Johnson was an Executive Director of M&A and General Auditor at Delphi Automotive and was Corporate Vice President, Finance and Chief Audit Executive at Emerson Electric Corporation. Mr. Johnson began his career at Coopers & Lybrand, which is now part of PwC.
Mr. Johnson received a Bachelor of Science in Business Administration degree in accounting and a Master of Accountancy degree with a major in accounting from the University of South Carolina and his Master of Business Administration from Duke University.
QUALIFICATIONS
Mr. Johnson has over 40 years of significant financial management expertise as well as experience as a finance executive for two public companies and experience in the public accounting field. We believe Mr. Johnson’s finance and accounting expertise is valuable to the Company in many respects, including with respect to assessment of our capital structure and financial strategy, as well as accounting expertise.

TENURE Director since 2021 OTHER PUBLIC COMPANY DIRECTORSHIPS ■Apogee Enterprises, Inc. ■Haemonetics Corp. ■VSE Corporation COMMITTEES ■Audit (Chair) ■Human Capital

EXPERIENCE
	Homebuilding/ Construction Industry Experience	Corporate Governance/Ethics Experience
	CFO/Accounting/ Finance Experience	Risk Management Expertise
	Public Company Board Experience	Sustainability Expertise
Mergers & Acquisitions

22

BOARD AND GOVERNANCE MATTERS

John J. Kelley III, 65
Independent Director
Mr. Kelley served as the Chief Legal Officer of Equifax Inc., from 2013 until his retirement in 2025. In his role at Equifax, Inc., Mr. Kelley had responsibility for global legal services, compliance, government and legislative relations, and corporate governance. In addition, he was responsible for advising the Equifax board of directors and senior management team during the 2017 cybersecurity incident, leading the resolution of related regulatory and litigation matters. Before joining Equifax, Mr. Kelley was a senior partner at King & Spalding in its corporate practice group, where he practiced in a broad range of corporate finance transactions and securities matters, and advised public clients regarding SEC reporting and disclosure requirements, among other corporate governance and compliance matters. While a partner at King & Spalding, Mr. Kelley was instrumental in helping create the Lead Director Network, which is a network of lead directors, presiding directors and non-executive chairmen from many of America's leading companies who meet to discuss how to improve the performance of their corporations and earn the trust of their stockholders through more effective board leadership.
Mr. Kelley graduated summa cum laude from Hamilton College, where he was a member of Phi Beta Kappa. He received his Juris Doctor degree from the University of Virginia School of Law.
QUALIFICATIONS
We believe Mr. Kelley's experience in matters of corporate governance, regulatory compliance and strategic execution, as well as information technology and security, make him a valuable addition to the Company.

TENURE Director since 2024 COMMITTEES ■Technology (Chair) ■Finance and Development ■Human Capital

EXPERIENCE
	Public Company Board Experience	Risk Management Expertise
	Corporate Governance/Ethics Experience	Sustainability Expertise
Mergers & Acquisitions

23	2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS

Allan P. Merrill, 59
President and Chief Executive Officer
Mr. Merrill joined the Company in May 2007 as Executive Vice President and Chief Financial Officer. He was named President and Chief Executive Officer in June 2011 and elected Chairman in November 2019. Prior to joining the Company, Mr. Merrill worked in both investment banking and online real estate marketing. While working for UBS and its predecessor firm Dillon, Read & Co. (from 1987 to 2000), Mr. Merrill ultimately served as co-head of the Global Resources Group, overseeing relationships with construction and building materials companies around the world, including advising Beazer Homes on its 1994 initial public offering and several major acquisitions. Immediately prior to joining Beazer, Mr. Merrill was with Move, Inc. where he served as Executive Vice President of Corporate Development and Strategy after joining the firm as its first President of Homebuilder.com.
Mr. Merrill is also involved in several housing industry organizations. He served on the Board of Directors of Freddie Mac (Federal Home Loan Mortgage Corporation) from September 2020 to April 2025. He is a past Chairman of Leading Builders of America, a trade organization of the country’s largest public and private homebuilders. He also serves on the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and he previously served on the board of privately held Builder Homesite Inc. On October 29, 2025, he was appointed to the Board of Directors of Ally Financial, Inc. Mr. Merrill is a graduate of the University of Pennsylvania’s Wharton School with a Bachelor of Science degree in Economics.
QUALIFICATIONS
We believe Mr. Merrill’s experience in and knowledge of the homebuilding sector, gained primarily through finance, capital markets and strategic development roles over more than 25 years, is particularly valuable to the Company as it seeks to achieve its financial and operational goals.

TENURE Director since 2011 OTHER PUBLIC COMPANY DIRECTORSHIPS ■Ally Financial Inc.

EXPERIENCE
	Homebuilding/ Construction Industry Experience	Corporate Governance/Ethics Experience
	CEO/COO Experience	Risk Management Expertise
	CFO/Accounting/ Finance Experience	Marketing/Sales Expertise
	Public Company Board Experience	Sustainability Expertise
Mergers & Acquisitions

24

BOARD AND GOVERNANCE MATTERS

Peter M. Orser, 69
Independent Director
Mr. Orser served as President and Chief Executive Officer of the Weyerhaeuser Real Estate Company, a subsidiary of Weyerhaeuser Company, where he oversaw five different homebuilding operations across the United States, from 2010 to 2014. In July 2014, under his leadership, Weyerhaeuser completed the successful sale of the company. Prior to that, Mr. Orser spent almost 25 years in various positions at Quadrant Homes, a leading homebuilder in the state of Washington and a subsidiary of Weyerhaeuser, including serving as President from 2003 to 2010. Mr. Orser is active in a number of civic organizations, including organizations focused on advancing housing in his community. Mr. Orser holds a Bachelor of Science degree from the University of Puget Sound and a Master of Urban Planning from the University of Washington.
QUALIFICATIONS
Mr. Orser’s experience in the homebuilding industry provides significant operational and safety expertise to the Company. We believe his understanding of our industry, as well as his management experience gained over the course of his career, is valuable to the Company.

TENURE Director since 2016 COMMITTEES ■Human Capital (Chair) ■Governance ■Technology

EXPERIENCE
	Homebuilding/ Construction Industry Experience	Public Company Board Experience
	CEO/COO Experience	Marketing/Sales Expertise
Mergers & Acquisitions

25	2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS

Norma A. Provencio, 68
Lead Independent Director
Ms. Provencio was named Lead Director in November 2019. Ms. Provencio is President and owner of Provencio Advisory Services Inc., a healthcare financial and operational consulting firm. Prior to forming Provencio Advisory Services in October 2003, she was the Partner-in-Charge of KPMG’s Pacific Southwest Healthcare Practice since May 2002. From 1979 to 2002, she was with Arthur Andersen, serving as that firm’s Partner-in-Charge of the Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest. Ms. Provencio received her Bachelor of Science in Accounting from Loyola Marymount University. She is a certified public accountant and also completed her service as a member of the Board of Trustees of Loyola Marymount University in May 2023. In June 2024, Ms. Provencio began service as a member of the Board of Trustees of Mount Saint Mary's University.
QUALIFICATIONS
Ms. Provencio has over 40 years of experience in the public accounting field. We believe her in-depth understanding of accounting rules and financial reporting regulations to be valuable to the Company’s commitment and efforts to comply with regulatory requirements.

TENURE Director since 2009 COMMITTEES ■Governance ■Human Capital

EXPERIENCE
	CFO/Accounting/ Finance Experience	Risk Management Expertise
	Public Company Board Experience	Mergers & Acquisitions
Corporate Governance/Ethics Experience

26

BOARD AND GOVERNANCE MATTERS

June Sauvaget, 47
Independent Director
Ms. Sauvaget was appointed to the Board effective January 1, 2024. Ms. Sauvaget is Vice President, EMEA Marketing of Netflix, Inc. Prior to her current role, she served as Executive Vice President, Sales and Chief Marketing Officer of SunPower Corporation, a leading residential solar, storage and energy services provider in North America, from December 2021 to June 2023. Before her tenure at SunPower, she served as Chief Marketing Officer of Brex Inc., a financial service and technology company that offers business credit cards and cash management accounts to technology companies. She also previously served in multiple advertising and marketing leadership roles at Spotify and GAP Inc. Ms. Sauvaget received a Bachelor of Science in Business Administration from San Francisco State University.
QUALIFICATIONS
Ms. Sauvaget has over 20 years of extensive advertising, marketing and leadership experience that we believe will be valuable to the Company's growth and marketing initiatives.

TENURE Director since 2024 COMMITTEES ■Finance and Development ■Human Capital ■Technology

EXPERIENCE
	Public Company Board Experience	Marketing/Sales Expertise
	Corporate Governance/Ethics Experience	Sustainability Expertise

27	2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS

Alyssa P. Steele, 45
Independent Director
Ms. Steele was appointed to the Board effective January 1, 2024. Ms. Steele serves as the Chief Executive Officer of CREO Group. Prior to her current role, she served as the Chief Executive Officer of Rugs USA, an e-commerce industry leader in rugs and home décor products, from December 2022 to July 2025. She previously served in multiple leadership positions at HD Supply, a wholly owned subsidiary of The Home Depot and one of the largest industrial distributors in North America within the maintenance, repair and operations sectors, including as Chief Merchandising Officer and Chief Commercial Officer from November 2018 through November 2022. Prior to that, Ms. Steele served in multiple e-commerce and retail leadership roles with EBAY from August 2015 to November 2018 and The Home Depot from 2007 to 2015. Ms. Steele earned her Bachelor of Arts in French from Presbyterian College, a Master of International Management from IAE, Paris and a Master of Business Administration from Georgia State University.
QUALIFICATIONS
Ms. Steele has over 15 years of leadership experience in retail and e-commerce, as well as more than a decade in the building supply industry. We believe that this combination of experience, leadership and skills will provide value to the Company.

TENURE Director since 2024 COMMITTEES ■Audit ■Finance and Development ■Technology

EXPERIENCE
	CEO/COO Experience	Marketing/Sales Expertise
	Public Company Board Experience	Mergers & Acquisitions

28

BOARD AND GOVERNANCE MATTERS

C. Christian Winkle, 62
Independent Director
Mr. Winkle served as the chief executive officer and a member of the board of directors of Sunrise Senior Living, which operates senior living communities in the United States, Canada and the United Kingdom, including Gracewell Healthcare communities, from September 2014 to January 2021. He was chief executive officer of MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States from November 2005 to August 2013. He served as president and chief executive officer of Mariner Health Care, Inc., which operated skilled nursing facilities, assisted living and long-term acute care hospitals from January 1999 to July 2004. Mr. Winkle was the chief operating officer of Integrated Health Services, where he helped pioneer the sub-acute care sector and was responsible for all facility and ancillary service operations. He is a member of Argentum and American Seniors Housing Association (ASHA) boards. On August 14, 2025, he was appointed to the Board of Directors of Regional Health Properties Inc, a healthcare property holding and leasing company. Mr. Winkle received his Bachelor of Science degree from Case Western Reserve University.
QUALIFICATIONS
Mr. Winkle's broad management experience and his specific expertise in serving the important aging adults demographic provides value to the Company. We believe that this combination of experience, leadership and skills will provide value to the Company and our product offerings.

TENURE Director since 2019 OTHER PUBLIC COMPANY DIRECTORSHIPS ■Regional Health Properties, Inc. COMMITTEES ■Finance and Development (Chair) ■Audit

EXPERIENCE
	CEO/COO Experience	Public Company Board Experience
	CFO/Accounting/ Finance Experience	Risk Management Expertise

29	2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS
DIRECTOR INDEPENDENCE
Our Board of Directors has evaluated all business and charitable relationships between the Company and the Company’s directors during fiscal 2025 as required by the Company’s Corporate Governance Guidelines. As a result of this evaluation, the Board has determined that each non-employee director (each director other than Mr. Merrill) is an “independent director” as defined by the standards for director independence established by applicable laws, rules and listing standards including the standards for independent directors established by The New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Company’s Corporate Governance Guidelines are available on the Company’s website at beazer.com.
MAJORITY VOTE STANDARD AND DIRECTOR RESIGNATION POLICY
MAJORITY VOTE STANDARD
Our Bylaws and Corporate Governance Guidelines provide a majority voting standard for the election of directors in uncontested elections. Director nominees will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by our Board, and the stockholder does not withdraw the nomination prior to our mailing the notice of the stockholders meeting, or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.
DIRECTOR RESIGNATION POLICY
In the event that any director does not receive a majority vote, then pursuant to our Corporate Governance Guidelines, the director will tender his or her resignation. The Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, the Board and the Governance Committee may consider any factors that they deem relevant. Our Corporate Governance Guidelines also provide that the director whose resignation is under consideration will abstain from the deliberation process.

30

Corporate Governance

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE HIGHLIGHTS

COMPENSATION BEST PRACTICES
■Clawbacks of incentive awards upon certain events, including restatements, in accordance with SEC rules and NYSE listing requirements
■Double triggers for both cash severance and accelerated vesting of equity upon a change of control
■Meaningful named executive officer and director stock ownership and holding requirements
■Policies against hedging, pledging and stock option repricing
■No tax gross-ups in connection with severance or change of control

BOARD INDEPENDENCE AND OVERSIGHT
■Significant director refreshment over the last two years with the retirement of three directors and the appointment of four new directors
■Robust and thorough Board, committee and director evaluation practices to enhance effectiveness
■Board and committee engagement and oversight on all sustainability matters

STOCKHOLDER RIGHTS AND ENGAGEMENT
■Annual election of all directors
■Majority vote standard for the election of directors, with a director resignation policy
■Long-standing stockholder engagement practices

BOARD LEADERSHIP STRUCTURE
THE ROLES OF THE CHAIRMAN AND THE LEAD DIRECTOR
Our Board regularly reviews all aspects of its governance profile, including its leadership structure. As part of this review, our Board has determined that a combined CEO-Chairman coupled with an empowered and independent Lead Director, is the most appropriate corporate governance structure for the Company and its stockholders at this time.
Mr. Merrill was appointed as Chairman and continues to serve as Chairman because of his leadership skills, experience in and knowledge of the homebuilding sector — including his leadership and experience as former Chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and as former Chair of the Leading Builders of America, an industry trade association, and his service as a member of the Freddie Mac Board of Directors from 2020-2025. In addition, the Board recognized Mr. Merrill’s exemplary tenure at the Company — which now includes more than 18 years of service, including over 14 years as President and CEO. The Board believes that Mr. Merrill’s continued leadership best positions the Company to achieve its long-term strategic objectives.

31	2025 Proxy Statement

CORPORATE GOVERNANCE
The independent directors of the Board appointed Ms. Provencio as Lead Director because she possesses the experience, qualities and skills necessary for the role, including high personal integrity and a readiness to challenge management when appropriate, drawing on more than 40 years of experience in the public accounting field and 15 years of service to the Board. Our Board believes Ms. Provencio is highly qualified to discharge responsibilities that are consistent with the duties of an independent Lead Director.
ROLE OF THE CHAIRMAN

Allan P. Merrill
Chairman of the Board
■Preside at all meetings of the Board and stockholders
■Communicate and consult with stockholders as appropriate.
■Provide input to Human Capital Committee regarding the performance of senior management.
■Provide input to the Governance Committee on the performance and recruitment of directors.

ROLE OF THE LEAD INDEPENDENT DIRECTOR

Norma A. Provencio
Lead Independent Director
■Preside at all meetings of independent directors.
■Consult on all meeting schedules and agendas.
■Be available for direct consultation with the Company’s stockholders.
■Assist with the Board’s thorough CEO evaluations, Board evaluations and succession planning activities.

For more information on the role and responsibilities of our Lead Director, see Exhibit A (“Lead Director Role and Responsibilities”) to our Corporate Governance Guidelines, which are available on the Company’s website at beazer.com.
Our Board believes that its leadership structure, together with the Company’s strong corporate governance practices, creates a productive relationship between the Board and management, including strong independent oversight. Our Board will continue to review its leadership structure annually.

32

CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD

Audit Committee COMMITTEE MEMBERS Mr. Johnson (Chair) Mr. Shepherd Ms. Steele Mr. Winkle Number of meetings during Fiscal 2025 6
KEY RESPONSIBILITIES
■Accounting and financial reporting. The integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting.
■Legal compliance. The Company’s compliance with legal and regulatory requirements.
■Independent auditor. The independent auditor’s qualifications, independence and performance, including sole authority for appointment, compensation, oversight, evaluation and termination.
■Internal audit. The performance of the Company’s internal audit function.
■Risk management. The Company's risk management and assessment approach including financial, legal, regulatory, data privacy and cybersecurity risk exposures.
■Committee report. The report of the Audit Committee required by the rules of the SEC, as included in this proxy statement.
■Related party transaction. The review and prior approval of any related party transactions and conflicts of interest.
■Supply chain corporate responsibility. The quality, reliability and integrity of the Company's supply chain corporate responsibility.
■Sustainability. The quality, reliability and integrity of the Company’s environmental, sustainability reporting.
Our Board has determined that all members of the Audit Committee are “financially literate” under NYSE rules and all members of the Audit Committee also qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended. Our Board also has reviewed the composition of the Audit Committee pursuant to the rules of the SEC and NYSE governing audit committees and confirmed that all members of the Audit Committee are independent under such rules.

33	2025 Proxy Statement

CORPORATE GOVERNANCE

Governance Committee COMMITTEE MEMBERS Mr. Shepherd (Chair) Mr. Orser Ms. Provencio Number of meetings during Fiscal 2025 4
KEY RESPONSIBILITIES
■Board composition. Recommend to the Board the slate of director nominees submitted to stockholders for election at each annual meeting and proposing qualified candidates meeting the criteria of the NYSE and the regulations of the SEC to fill vacancies on the Board. The Governance Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board and stockholders of the Company, as well as recommendations from other interested parties. The Governance Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by the Company’s Corporate Secretary are forwarded to the Governance Committee for consideration.
■Corporate governance. Develop corporate governance principles, policies, code of conduct and codes of ethics for the Company, and oversee the evaluation process for the Board.
■Sustainability. Oversee the Company's overall approach to sustainability matters, corporate responsibility, public policy and political activities.
Our Board has reviewed the composition of the Governance Committee pursuant to the rules of the NYSE governing nominating and governance committees and confirmed that all current members of the Governance Committee are “independent” under such rules.

Human Capital Committee COMMITTEE MEMBERS Mr. Orser (Chair) Mr. Johnson Mr. Kelley Ms. Provencio Ms. Sauvaget Number of meetings during Fiscal 2025 6
KEY RESPONSIBILITIES
■Executive and director compensation. Determine the compensation level and individual compensation elements for the CEO, other members of management and directors.
■Management resources and structure. Review the Company’s management resources and structure and administer the Company’s cash- and stock-based compensation programs for directors and management, which includes our NEOs.
■Human capital matters. Oversee the Company’s management of human capital matters and periodically review the Company’s approach to such matters with the Board.
Our Board has reviewed the composition of the Human Capital Committee pursuant to the rules of the NYSE governing compensation committees and confirmed that all members of the Human Capital Committee are “independent” under such rules.

HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Human Capital Committee during fiscal 2025 were Messrs. Johnson, Kelley and Orser and Mses. Provencio and Sauvaget. None of the members of our Human Capital Committee has ever been an officer or employee of the Company or any of our subsidiaries. None of the members of our Human Capital Committee was a related person in a related person transaction with the Company required to be disclosed under applicable SEC rules.

34

CORPORATE GOVERNANCE

Finance and Development Committee COMMITTEE MEMBERS Mr. Winkle (Chair) Mr. Kelley Ms. Sauvaget Ms. Steele Number of meetings during Fiscal 2025 5
KEY RESPONSIBILITIES
■Corporate finance. Provide assistance to the Board by reviewing from time to time matters concerning corporate finance, including equity and debt financings, acquisitions and divestitures, share and debt repurchases and dividend policy.
■Land development. Oversee the Company’s strategy and objectives with respect to land development, including as it relates to the environmental impact of land development efforts and community and product sustainability matters, and effectiveness of the Company’s allocation and utilization of capital resources.
■Resource allocation & utilization. Oversee the Company’s allocation and utilization of capital resources in a manner consistent with the Company’s overall business strategy and objectives.

Technology Committee
COMMITTEE MEMBERS
Mr. Kelley (Chair)
Mr. Orser
Ms. Sauvaget
Ms. Steele
Number of meetings during Fiscal 2025(1)
1
(1)Prior to its status as a standing committee, the Technology Committee met three times during fiscal 2025.

KEY RESPONSIBILITIES
The Technology Committee was previously an ad hoc committee created to provide Board insight and leadership for multiple enterprise system upgrades. In May 2025, the Board created the standing committee and expanded its responsibilities.
■Information technology strategy. Oversee the information technology strategy of the Company in light of the Company’s business needs.
■Investment. Monitor significant new technology investments, including technical and business risks associated with new and existing investments.
■Infrastructure. Oversee the Company’s review of existing technology infrastructure.

35	2025 Proxy Statement

CORPORATE GOVERNANCE
THE BOARD’S ROLE AND RESPONSIBILITIES
OVERSIGHT OF STRATEGY

▶

Each year, management and the Board engage in an offsite multi-day strategic planning session during which management presents to the Board, and the Board discusses and approves detailed long-term strategic plans for the Company. These sessions help inform short-term strategic and financial goals and priorities for the Company. Further details on the Company's strategic plans and multi-year goals can be found in the Company’s Annual Report on Form 10-K.
◀

RISK OVERSIGHT AND RISK MANAGEMENT
Effective risk oversight is a priority for our Board. The goal of the Company’s risk management process is to understand and manage key strategic and operational risks, identified as having a material impact on the Company, in accordance with the Board’s tolerance for risk.

BOARD

Oversees and engages with senior executives with respect to overall strategic, financial and sustainability oversight, including in regards to the Company’s risks and opportunities, objectives and commitment progress, and crisis management and response

COMMITTEES

Audit
■Oversees risk management process, including identification and mitigation processes for key financial, legal, regulatory compliance and cybersecurity risks, as well as sustainability reporting and supply chain matters.
■Receives report on a quarterly basis from members of management, including the Chief Financial Officer, General Counsel, Chief Accounting Officer, Compliance Officer and Director of Internal Audit regarding ongoing risk management activities.
■Ensures the integrity of the Company's consolidated financial statements, and oversees the processes and systems of internal controls over accounting and financial reporting.

■Receives regular reports from the Chief Information Officer and Chief Information Security Officer, as well as other members of senior management regarding cybersecurity related risks and opportunities.
■Oversees the internal audit function and the independent auditors, and meets on at least a quarterly basis with the Compliance Officer, Director of Internal Audit and representatives of the independent auditors as part of this oversight responsibility.

36

CORPORATE GOVERNANCE

Governance
■Oversees risks relating to the Company’s governance policies and procedures, as well as the Company's approach to, and prioritization of, sustainability matters and corporate responsibility.
■Oversees the ethics program, including implementation of our Code of Business Conduct and Ethics, and compliance by directors, officers and employees with the ethics program.
■Oversees Board and committee size and composition, as well as training and development.

Human Capital
■Reviews the Company's compensation philosophy and program designs to help ensure that the compensation programs, including those applicable to the executives, do not encourage inappropriate risk taking that could have a materially adverse impact on the Company.
■Works with its independent compensation consultant, Pearl Meyer, to structure executive compensation plans that are appropriately aligned with key financial, operational and strategic objectives, Company performance and stockholder interests.
■Conducts annual review of planned and emergency management succession and oversees internal candidate development in connection therewith.
■Oversees risks relating to the Company’s human capital strategies, programs and practices.

Finance and Development
■Oversees risks relating to liquidity, capital structure, investments and resource allocation, including land acquisition and development and community and product sustainability.
■Reviews the long-term strategic plans, annual budget, capital commitments, cash needs and funding plans.

Technology
■Oversees risks associated with significant new technology investments, including technical and business risks associated with these investments.
■Reviews significant changes in the Company's risk posture with respect to its technology infrastructure.

MANAGEMENT

Responsible for identifying and managing risks relating to liquidity, capital structure, investments and resource allocation, including land acquisition and development, technology, and community and product sustainability, while directors provide oversight to management in this process.

For more information on risk considerations in our compensation programs, please see “Compensation Discussion and Analysis — Compensation Decision Making Process — Risk Considerations in Our Compensation Programs” below.

37	2025 Proxy Statement

CORPORATE GOVERNANCE
DIRECTOR ENGAGEMENT
MEETINGS AND ATTENDANCE
Each of our directors attended 100% of the regularly scheduled Board and committee meetings during fiscal 2025. Actions taken by these committees are reported to the Board of Directors at the next Board meeting. Although the Company does not have a formal policy regarding attendance by our directors at the annual meeting of stockholders, all directors attended the Company’s 2025 annual meeting of stockholders held on February 6, 2025.
The Corporate Governance Guidelines require that non-employee directors meet in executive session as part of each regularly scheduled meeting of the Board. These executive sessions are called and chaired by our Lead Director. Under our Corporate Governance Guidelines, the Lead Director is an independent director who is elected by the affirmative vote of a majority of the independent directors. In addition to chairing executive sessions of the independent directors, the Lead Director discusses with the other independent directors management’s proposed meeting agendas for meetings of the Board and reviews approved meeting agendas with our Chief Executive Officer, leads the discussion with our Chief Executive Officer following the independent directors' executive sessions and leads periodic discussions with other directors and management concerning the Board's information needs.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
New directors are provided with extensive orientation on the Board and Company. The Governance Committee coordinates the new director orientation with the Company's Corporate Secretary. All directors are provided opportunities to learn about pertinent topics in governance from outside consultants. Additionally, all directors are provided with memberships to the National Association of Corporate Directors and the wealth of educational offerings through this association.
DIRECTOR, BOARD AND COMMITTEE EVALUATION PROCESS
Our Board recognizes that a robust and thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Governance Committee oversees the evaluation process, which includes personal interviews with each director during which the performance of directors, the full Board and the committees of the Board are assessed. Areas of improvement are also solicited during these interviews. These assessments are then reviewed and shared with the full Board during executive session. In fiscal 2025, these interviews were conducted by the Company’s General Counsel, and he then presented the results of the interviews to the Chairman, Lead Independent Director, the Governance Committee and full Board of Directors.

	▶		▶		▶

Process Review The Governance Committee reviews the process and suggests any updates or improvements.	Questionnaire The questionnaire is revised to capture any updates as needed and then distributed to the Board.		Individual Discussions After directors have reviewed the questionnaire, individual interviews with each director are conducted by the General Counsel to discuss comments and concerns.

◀		◀		◀

Feedback Incorporation Suggestions from the Board are discussed in Governance Committee and implemented as needed by the Board and relevant committees.		Feedback Findings and feedback are shared with the entire Board. Suggestions are directed to the Governance Committee.		Summary of Results Results are shared with the Board Chair, Lead Independent Director and Governance Committee.

38

CORPORATE GOVERNANCE
STOCKHOLDER ENGAGEMENT AND DIRECTOR COMMUNICATIONS
STOCKHOLDER ENGAGEMENT
We are committed to a robust stockholder engagement program. Our Board values our stockholders’ perspectives. Feedback from stockholders on our business, executive compensation program and sustainability matters represent important considerations for Board discussions throughout the year. Over the course of the year, management engaged with investors on more than 260 occasions.
Our Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided under “Reporting of Concerns to Independent Directors” below.

260+ Fiscal 2025 Investor engagements
TOPICS DISCUSSED
■Strategy and value proposition
■Healthy community count growth
■Gross margin improvement
■Capital allocation, including land spend and share repurchases
■Long-term returns and earnings
■Sustainability
■Macroeconomic pressures
■Affordability concerns
■Sustained demand for housing

REPORTING OF CONCERNS TO INDEPENDENT DIRECTORS
Any concerns about the Company may be communicated directly to our independent directors. We maintain an ethics hotline (at 1-866-457-9346) that individuals may call to report any concerns to NAVEX Global Inc., a third-party service provider that administers our ethics hotline. Individuals may report their concerns anonymously, should they wish to do so. Written communications may be mailed to the Company’s Corporate Secretary at 2002 Summit Boulevard NE, 15th Floor, Atlanta, GA 30319, and the Corporate Secretary will forward such communications to our independent directors.
OTHER GOVERNANCE POLICIES OR PRACTICES
COMMITTEE CHARTERS AND OTHER INFORMATION
Interested parties may access electronic copies of the charters of our Audit Committee, Governance Committee, Human Capital Committee, Technology Committee and Finance and Development Committee at beazer.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which meet the requirements of a code of ethics under applicable SEC regulations and NYSE standards, are also available on the Company’s website. Printed copies of any of these documents may be requested by writing to the Company’s Corporate Secretary at 2002 Summit Boulevard, 15th Floor, Atlanta, Georgia 30319.

39	2025 Proxy Statement

CORPORATE GOVERNANCE
RELATED PARTY TRANSACTIONS
The Audit Committee of our Board of Directors, in accordance with its charter and our Related Party Transactions Policy, is responsible for the review and prior approval of all proposed related party transactions to identify potential conflict of interest situations. Any identified related party transactions are then presented to our Board of Directors for approval and implementation of appropriate action to protect against potential conflicts of interest. We have also adopted a Code of Business Conduct and Ethics pursuant to which all directors and employees must disclose any potential conflicts of interest or related party transactions prior to entering into any such transactions.
There were no reportable transactions with related persons during fiscal 2025.

40

Non-Employee Director Compensation

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION
Our non-employee directors receive annual cash retainers for Board and committee service and an annual restricted stock award that vests one year from the date of grant. They also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings, but they do not receive fees for meeting attendance.
The Human Capital Committee seeks to position non-employee director compensation at or near the 50th percentile of industry peers, with a meaningful emphasis on equity-based awards to align their interests with stockholders. With the assistance of its independent advisor, Pearl Meyer, the Human Capital Committee periodically reviews our non-employee director compensation program to ensure it is sufficiently competitive versus industry peers to facilitate the attraction and retention of highly experienced and qualified board members. The peer group includes the same companies used in senior executive benchmarking, as listed on page 49.
ADDITIONAL ANNUAL DIRECTOR COMPENSATION

COMPENSATION ELEMENT	AMOUNT ($)
Retainer for Lead Independent Director	40,000

COMMITTEE MEMBERSHIP RETAINERS	COMMITTEE CHAIR ($)	COMMITTEE MEMBER ($)
Audit	28,500	14,250
Governance	20,000	10,000
Human Capital	20,000	10,000
Finance and Development	20,000	10,000
Technology(1)	20,000	10,000
(1)The Technology Committee became a standing committee in May 2025. Before then, it had no Chair and members were compensated equally. Upon its designation as a standing committee, Mr. Kelley was elected Chair and received a prorated portion of the chair compensation based on the number of days the committee was a standing committee during fiscal 2025.
Except as described above, our non-employee directors did not receive any other compensation from the Company for services rendered as a director during fiscal 2025.

41	2025 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION
ANNUAL EQUITY GRANT
Non-employee directors are eligible to receive grants of equity-based awards under the Company’s long-term incentive plans at the discretion of our Human Capital Committee. Our Human Capital Committee’s rationale for equity grants to non-employee directors is similar to that for our NEOs; namely, to align their interests with those of stockholders. The amount of the non-employee director grant is determined in consultation with Pearl Meyer. For fiscal 2025, each director received an equity grant with the number of shares calculated by dividing $162,500 by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on November 15, 2024, rounded down to the nearest whole number.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Non-employee directors are subject to stock ownership and holding requirements as further described under “Compensation Policies and Governance Practices — Stock Ownership and Holding Requirements” below.	STOCK OWNERSHIP REQUIREMENT 5X ANNUAL CASH RETAINER
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation of each non-employee director in fiscal 2025.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Lloyd E. Johnson	118,500	168,198	286,698
John J. Kelley	113,846	168,198	282,044
Peter M. Orser	120,000	168,198	288,198
Norma A. Provencio	140,000	168,198	308,198
June Sauvaget	110,000	168,198	278,198
Danny R. Shepherd	114,250	168,198	282,448
Alyssa P. Steele	114,250	168,198	282,448
C. Christian Winkle	114,250	168,198	282,448
(1)Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the non-employee directors. Further information regarding the valuation of stock awards can be found in Notes 2 and 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. In fiscal 2025, each non-executive director was granted 5,051 shares of restricted stock. Each award vests on the one-year anniversary of its grant date.

42

Our Executive Officers

Biographical information for Allan P. Merrill is set forth above under “Proposal 1 — Election of Directors — Nominees.” The following is the biographical information for our non-director Named Executive Officers:

Michael A. Dunn, 48
Senior Vice President, General Counsel and Corporate Secretary and Compliance Officer
Mr. Dunn was appointed Senior Vice President, General Counsel and Corporate Secretary, on August 1, 2024. Mr. Dunn served as the Company's Deputy General Counsel from January 2023 until his promotion on August 1, 2024. He previously served as Assistant General Counsel of the Company from March 2015 to January 2023 and served as the Company's Compliance Officer from January 2020 to September 2025. Mr. Dunn received a Bachelor of Science in Management degree from the Georgia Institute of Technology and a Juris Doctor from Columbia University.

David I. Goldberg, 48
Senior Vice President and Chief Financial Officer
Mr. Goldberg was appointed Senior Vice President and Chief Financial Officer and became an executive officer of the Company on November 20, 2020. Mr. Goldberg joined the Company in March 2015, serving as the Company’s Vice President, Treasurer and Head of Investor Relations prior to his appointment as Senior Vice President and Chief Financial Officer. Previously, Mr. Goldberg served as the lead Equity Research analyst for the US housing sector at UBS Investment Bank in New York, where he was widely recognized for his broader industry insights and stock specific research. Mr. Goldberg received a Bachelor of Arts from American University and an MBA from Columbia University.

43	2025 Proxy Statement

Executive Compensation

PROPOSAL 2

Advisory Vote to Approve the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to cast an advisory vote to approve the compensation of the Company’s named executive officers (NEOs), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as “Say On Pay”, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
As described in detail in the section of this proxy statement titled “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers (including our NEOs), who are critical to our success. At the same time, our Human Capital Committee is committed to ensuring that our executive compensation program reinforces key financial, operational and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay with performance without encouraging inappropriate risk taking. Accordingly, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals in support of long-term value creation. Please read the section of this proxy statement titled “Compensation Discussion and Analysis,” and the Executive Compensation tables that follow it, for additional details about our executive compensation programs.
We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging 89% over the last five years. The Board and the Human Capital Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At last year's annual meeting of stockholders, approximately 96% of our shares present in person or represented by proxy voted for approval of our fiscal 2024 executive compensation programs.
At our 2023 annual meeting of stockholders, the Company’s stockholders determined that our say on pay vote should be held on an annual basis. In accordance with this determination, we are asking our stockholders to vote FOR the following resolution:
RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables, and the narrative compensation disclosure contained in this proxy statement, is hereby approved.
Our Board of Directors and our Human Capital Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

44

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
OUR NAMED EXECUTIVE OFFICERS
This Compensation Discussion and Analysis (CD&A) describes the compensation programs for our named executive officers (NEOs). Our executive officers who served as named executive officers in fiscal 2025 are:

NAME	TITLE
Allan P. Merrill	Chairman, President and Chief Executive Officer
David I. Goldberg	Senior Vice President and Chief Financial Officer
Michael A. Dunn	Senior Vice President, General Counsel and Corporate Secretary

CD&A TABLE OF CONTENTS

Grants of Plan-Based Awards Table	62
Outstanding Equity Awards at Fiscal Year End Table	63
Option Exercises and Stock Vested Table	64
Non-Qualified Deferred Compensation Table	64
Potential Payments Upon Termination or Change of Control	65
Pay Ratio	68
Pay vs. Performance	68

GLOSSARY OF CD&A TERMS
For purposes of this CD&A:
■“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding charges, including debt extinguishment charges, inventory impairment and abandonment charges and other non-recurring items for the period to EBITDA.
■“EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding non-cash charges, including depreciation and amortization for the period, to EBIT.
■“EBIT” means earnings before interest and taxes, and is calculated by adding previously capitalized interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization, and income taxes to net income (loss).
■“Bonus Plan EBITDA” means Adjusted EBITDA before accrual of corporate bonuses.
■"Committee" means the Human Capital Committee

45	2025 Proxy Statement

EXECUTIVE COMPENSATION
EXECUTIVE SUMMARY
BUSINESS HIGHLIGHTS
Here are several highlights of our financial and operational achievements in fiscal 2025 in comparison to fiscal 2024:

FINANCIAL

$2.30B Homebuilding Revenue Achieved a year-over-year increase in homebuilding revenue of 0.4%	$45.6M Net Income Generated net income from continuing operations of $45.6 million, compared to $140.2 million in fiscal 2024	$157.7M Adjusted EBITDA(1) Achieved $157.7 million in Adjusted EBITDA, compared to $243.4 million in fiscal 2024	$33.1M Share Repurchases Repurchased $33.1 million of outstanding common stock compared to $12.9 million in 2024.

OPERATIONAL

2.0 Sales Pace Achieved average monthly home sales pace per community of 2.0, a decrease of 19.3%	$684.0M Land Acquisition and Land Development Spending Spent $684.0 million on land acquisition and land development, a decrease of 11.9%
$516.5M
Dollar Value of Backlog
Ended the year with dollar value of homes in backlog of $516.5 million, representing 945 homes, compared to $797.2 million, representing 1,482 homes at the end of fiscal 2024

$520,100 Average Selling Price Average selling price for our homes was $520,100, reflecting an increase of 0.9%	164 Average Active Community Count Average active community count was 164, an increase of 14.2%	25,660 Number of Controlled Lots Ended the year with 25,660 lots controlled either through ownership or options to purchase, a decrease of 10.1%

(1)Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures. Statements regarding goals, aspirations, strategies or future initiatives and their expected results, including those contained in the Letter from our Chairman, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

46

EXECUTIVE COMPENSATION
COMPENSATION PRINCIPLES & OBJECTIVES

Our executive compensation philosophy is to design compensation programs that:	Attract, retain and reward top talent;

Align pay with performance without encouraging inappropriate risk-taking; and

Provide a substantial portion of our compensation in long-term equity-based compensation to reinforce key financial, operational and strategic objectives in support of long-term value creation.

APPROACH TO COMPENSATION DECISIONS
The Committee reviews our core compensation philosophy annually in conjunction with the review of our compensation programs. The Committee believes that salary and incentive compensation opportunities should be set based on a variety of factors, including key financial, operational and strategic objectives, Company performance, the compensation practices of our peer group, each executive’s specific responsibilities and skill sets, and the relationship among the compensation levels of members of our management team. The Committee has taken into consideration our need to attract and retain qualified executives in an industry that continues to experience an intense level of competition for senior executives.
By structuring compensation programs with features that are balanced between short- and long-term incentives as well as cash and equity awards, the Committee believes it can align management’s interests with those of our stockholders in both the short- and long-term; reduce risks that may be associated with compensation that is overly focused on short-term objectives; and attract, retain and motivate senior management personnel.
PAY FOR PERFORMANCE
The Committee is committed to ensuring that our executive compensation program reinforces key financial, operational and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay with performance. This is demonstrated by the heavy emphasis placed on variable, performance-based incentives for our NEOs and differences in realized pay relative to target opportunity. In fiscal 2025, approximately 71% of target total compensation for our CEO and a weighted average of 60% of target total compensation for other NEOs was subject to performance. As part of that alignment to outcomes, failure to reach outlined goals can result in no compensation under a particular plan or metric.
SAY-ON-PAY RESULTS

We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging 89% for the last five years. The Board and the Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At last year's annual meeting of stockholders, approximately 96% of our shares present in person or represented by proxy voted for approval of our fiscal 2024 executive compensation program.
96% Approval for fiscal 2024
In designing the compensation program for fiscal 2025, the Committee considered the results of the 2024 Say on Pay vote, our ongoing dialogue with stockholders, internal considerations such as key business and talent management objectives, consistency from year-to-year and an evaluation of peer practices.

47	2025 Proxy Statement

EXECUTIVE COMPENSATION
PAY BEST PRACTICES
Our compensation practices include:

WHAT WE DO	WHAT WE DO NOT DO

  Emphasis on Performance-Based Pay: 71% of the ongoing pay mix for our CEO, and a weighted average of 60% of the target pay mix for our other NEOs, was variable and performance-based for fiscal 2025. In the aggregate, 67% of the weighted average target compensation for our NEOs for fiscal 2025 was variable and performance based.
  Long-Term Vesting: Our long-term incentives have multi-year vesting periods to reward long-term performance and value creation, enhance retention and deter inappropriate risk taking.
  Multiple Performance Measures: We use multiple metrics to evaluate Company performance, covering both short-term and long-term performance objectives, with award funding caps to deter inappropriate risk taking.
  Stock Ownership Requirements: We have meaningful stock ownership requirements for our directors and named executive officers. For example, our CEO must hold common stock equal to at least five times his base salary.
  Double Trigger Change in Control Provisions: We have a policy of requiring a double trigger to receive cash severance and to receive accelerated vesting of equity awards upon a change of control.
  Clawback: Each equity award is conditioned on repayment or forfeiture as required by existing law. In addition, each executive officer’s incentive compensation is subject to repayment or such other means of recovery (or a combination thereof) as is necessary to comply with law or related rules and regulations of the SEC or NYSE.

  No Repricing: Our stock options cannot be repriced, reset or exchanged for cash if under water without stockholder approval.
  Anti-Pledging and Hedging Policies: We prohibit our directors and executive officers from (i) holding Beazer securities in a margin account or pledging any Beazer securities as collateral for a loan and (ii) entering into any hedge or other transaction in Beazer securities that limits the risk of ownership of Beazer common stock or stock options.
  No Tax Gross-Ups: We maintain severance agreements with our NEOs that standardize executive separation terms, minimize the risk of excessive payouts and do not provide for any tax gross-ups.

COMPENSATION DECISION-MAKING PROCESS
ROLES AND RESPONSIBILITIES
■HUMAN CAPITAL COMMITTEE
The Committee is responsible for reviewing the structure of compensation programs for our NEOs to ensure that they are aligned with, among other things, the Company’s financial, operational and strategic objectives and stockholder interests. The Committee also evaluates the performance of our NEOs in light of those objectives and approves the performance targets for our NEOs based on these objectives. The Lead Director also discusses Mr. Merrill’s performance with the Committee.
■COMPENSATION CONSULTANT
The Committee has retained Pearl Meyer to provide advice regarding compensation plan design, compensation levels and benchmarking data and advice. Prior to retaining Pearl Meyer for fiscal 2025, the Committee determined that Pearl Meyer qualifies as an independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company.
■MANAGEMENT
In relation to compensation program design for fiscal 2025, the Committee sought input from key members of the management team. The Committee took this input into account to ensure that our compensation plans were aligned with our key financial, operational and strategic objectives.

48

EXECUTIVE COMPENSATION
■MANAGEMENT - CEO INPUT
Mr. Merrill annually reviews the performance of the other NEOs, and, based on his review, makes recommendations to the Committee. Mr. Merrill is present for the Committee’s deliberations related to the compensation of the other NEOs, but not for the Committee’s discussions related to his own compensation.
PEER GROUP
Each year, Pearl Meyer conducts a review of peer group pay levels and practices, which the Committee takes into consideration when establishing NEO compensation levels, along with a variety of other factors, such as Company and individual performance, each incumbent’s qualifications and responsibilities, the Company’s recruiting experience and talent management needs and the Committee’s business judgment.

How the Compensation Peer Group is Selected	■Chief competition among publicly-traded homebuilders ■Most closely aligned to Company in terms of size

How Compensation Peer Group is Used	■Each year, Pearl Meyer conducts a review of peer group pay levels and practices, which the Committee takes into consideration when establishing NEO compensation levels.

2025 COMPENSATION PEER GROUP

Century Communities, Inc.	Hovnanian Enterprises, Inc.	LGI Homes, Inc.	Smith Douglas Homes Corp
Dream Finders Homes, Inc.	KB Home	M/I Homes, Inc.	Taylor Morrison Home Corp.
Green Brick Partners, Inc.	Landsea Homes Corporation	Meritage Homes Corporation	TRI Pointe Group, Inc.
Based on data for the 2025 Peer Group, Pearl Meyer advised the Committee that target total compensation for our NEOs was positioned within a competitive range (plus or minus 15%) of the 2025 Peer Group 50th percentile, individually and in the aggregate, with the exception of Mr. Dunn, whose target total compensation is intended to be subject to a multi-year upward adjustment process associated with his appointment as the Company's Senior Vice President, General Counsel and Corporate Secretary on August 1, 2024.
Further, while the Committee believes benchmarking against pay practices at other publicly-traded homebuilders is useful in determining whether our executive compensation practices were reasonable for fiscal 2025, it did not establish compensation levels based solely on benchmarking industry practices.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
The Committee does not believe our compensation programs encourage inappropriate risk taking. The Committee, with assistance from Pearl Meyer, arrived at this conclusion for the following reasons:
■Compensation programs consist of both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock price or financial performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price.
■Incentive award opportunities are tied to multiple metrics over various time periods that align with key financial, operational and strategic objectives.
■Incentive award opportunities are capped, with incentive payouts subject to clawback provisions.
■Our equity awards for executives vest over multi-year periods, which discourages short-term risk taking while also enhancing retention.
■Our equity ownership and holding requirements encourage a long-term perspective by our executives and non-employee directors. For example, our CEO must hold common stock equal to at least five times his base salary.
■Our equity compensation plan provides that our executives’ unvested long-term equity compensation is forfeited upon voluntary termination (except in certain cases after a Change in Control or upon Retirement).

49	2025 Proxy Statement

EXECUTIVE COMPENSATION
2025 NEO COMPENSATION
INTRODUCTION
Fiscal 2025 was marked by stubbornly elevated mortgage rates and depressed consumer sentiment that resulted in the most challenging homebuilding industry conditions in well over a decade. In spite of these industry conditions, the Committee believes that management delivered significant value to the Company and its stockholders.
Under the fiscal 2025 short-term incentive compensation plan, the Company was required to achieve a threshold level of Bonus Plan EBITDA in order for our NEOs to be eligible to receive an award for achievement related to eight key operational and strategic goals (the “GRIT Performance Objectives”).
As market conditions deteriorated throughout fiscal 2025, it became clear to the Committee and the Board that the Bonus Plan EBITDA threshold would not be met, resulting in no short-term incentive compensation, regardless of the level of achievement under the GRIT Performance Objectives. Rather than amend the short-term incentive plan, the Committee agreed to consider exercising discretion following the fiscal year end based on an assessment of the exceptional performance of the Company’s management team.
In its assessment of the management team’s performance, the Committee placed significant weight on four factors: (i) meaningful progress toward the Company’s publicly communicated Multi-Year Goals, (ii) the actual results related to GRIT Performance Objectives; (iii) management’s agility in identifying and implementing actions to improve profitability and adjust capital allocation priorities; and (iv) the adoption of an Annual Plan for fiscal 2026 demonstrating improvement in both profitability and return on capital.

■Multi-Year Goals: Despite deteriorating industry conditions, the Company made progress on each goal. Specifically, the Company increased average community count by over 14% year-over-year, reached a net debt to net capitalization ratio of less than 40% at fiscal year-end, and grew book value per share to nearly $43 per share at year-end. Additionally, the Company achieved another multi-year goal – to have 100% of our starts be Zero Energy Ready (n/k/a DOE Efficient Homes Program) by the end of 2025. In so doing, the Company became the first, and to date the only, national builder to build exclusively Zero Energy Ready homes.

■GRIT Performance Objectives: The Company reached meaningful achievement levels on these operational metrics, including with respect to capital turnover, customer value score, homes per employee, employee engagement and employee retention. While the specific achievement requirements are proprietary and not disclosed below, the results for each metric are disclosed.

■Management Agility: The management team demonstrated significant agility, taking numerous steps to enhance profitability and adjust capital allocation. For example, management implemented a widespread reduction in force to lower overhead spending, rebid nearly every labor and material agreement to lower construction costs and tempered land spending to reallocate capital from growth to, among other things, repurchasing the Company’s stock at an attractive valuation. Each of these actions, among many others, were identified and executed within the year as the management team navigated intensifying challenges in the operating environment.

■Fiscal 2026 Short-Term Incentive Plan: The management team submitted for approval an annual operating plan that will require significant improvements in both profitability and return on capital in order for target short-term incentive compensation to be earned, which was approved by the Board.

50

EXECUTIVE COMPENSATION
After extensive evaluation of fiscal 2025 Company and management performance, and with clear evidence that challenging market conditions were not limited to the Company, the Committee and the Board reached a preliminary conclusion that recognition, in the form of limited positive discretion, was likely appropriate. Prior to reaching a final conclusion, the Committee and Board engaged in extensive deliberations, aided by Pearl Meyer and other expert advisors. These discussions included a review of market precedents for positive discretion among other companies, and recognition that such discretion had never previously been exercised in favor of the Company’s management team. While the determination to exercise discretion was rooted in an evaluation of performance, the Committee and the Board also recognized the value of each of the NEOs and the importance of retaining their leadership and talents during this challenging environment.
At the conclusion of this process, the Committee, in consultation with the entire Board of Directors, determined that it was appropriate to exercise its discretion to award incentive compensation to our NEOs. The awards were positioned below prior year levels (except for Mr. Dunn due to his recent promotion) and well below target achievement. Additionally, in order to further align the interests of our NEOs with stockholders, the Committee provided the awards in the form of restricted stock vesting after two years. Mr. Merrill received a grant equal to 30% of his short-term incentive target award opportunity, while Messrs. Goldberg and Dunn each received grants equal to 50% of their short-term incentive target award opportunities. The total value of the grants was $1.4 million.

51	2025 Proxy Statement

EXECUTIVE COMPENSATION
BASE SALARY
Our ability to recruit and retain executive talent depends on setting competitive base salaries. We begin with an analysis of base pay relative to the market. We generally target base pay at or near the peer group 50th percentile (or median) and then evaluate the need to make any adjustments based on variables such as pay parity relative to other officers and internal accountability, incumbent tenure and performance. We review base salaries annually, unless circumstances require otherwise. For non-CEO NEO salaries, we solicit CEO input.
With the exception of Mr. Dunn, the Committee sought to position salaries for fiscal 2025 for each NEO within a competitive range of the 50th percentile of the 2025 Peer Group. Mr. Dunn's target total compensation is subject to a multi-year upward adjustment process associated with his appointment as the Company's Senior Vice President, General Counsel and Corporate Secretary on August 1, 2024.

FY 2025 BASE SALARY ($)
Allan P. Merrill	1,066,050
David I. Goldberg	646,875
Michael A. Dunn	350,000
SHORT-TERM INCENTIVE COMPENSATION
Our annual cash incentive plan is designed to motivate and reward executives for achieving key financial, operational and strategic objectives that continue to drive the Company’s success and generate returns for our stockholders. We set annual cash incentive bonus targets hierarchically based on a multiple of base salary.

FY 2025 TARGET SHORT-TERM INCENTIVE AWARD OPPORTUNITY AS A % OF BASE SALARY
Allan P. Merrill	250%
David I. Goldberg	135%
Michael A. Dunn	75%
The Committee has designed our compensation programs to, among other things, attract, retain and reward top talent, align pay with performance and support long-term value creation. In designing the compensation program for fiscal 2025, the Committee considered these objectives, as well as the Company’s key operational and financial targets at that time, the practices of our compensation peer group, the results of the fiscal 2024 say-on-pay vote (which was overwhelmingly approved by approximately 96% of our shares present in person or represented by proxy) and our ongoing dialogue with stockholders. The Committee believes that the compensation program for fiscal 2025, while challenging, was well-aligned with these objectives and considerations.
The plan required achievement of a threshold level of Bonus Plan EBITDA in order for our NEOs to be eligible to receive any award for achievement related to eight key operational and strategic goals. The operational and strategic goals were tied to a framework based on Growth, Returns, Improvement and Teamwork (i.e. the GRIT Performance Objectives). As an example, if Bonus Plan EBITDA Threshold was achieved and target levels were achieved across all GRIT Performance Objectives, the total payout would have been 62.5% of the overall Target opportunity for each NEO. If, however, Bonus Plan EBITDA threshold was not achieved, which it was not, no award for our NEOs was earned regardless of performance under the GRIT Performance Objectives.

52

EXECUTIVE COMPENSATION
While the specific achievement levels for the GRIT Performance Objectives are proprietary and are not disclosed here, the following is a depiction of the plan design with the results for each GRIT Performance Objectives and the payout they would have yielded if Bonus Plan EBITDA had been achieved:

2025 BONUS PLAN EBITDA ACHIEVEMENT LEVELS
GOALS	ACHIEVEMENT OBJECTIVES			WEIGHTING			RESULT
	THRESHOLD	TARGET	MAX	THRESHOLD	TARGET	MAX	ACHIEVEMENT	EARNED
Bonus Plan EBITDA	$219.9M	$274.9M	$336.5M	62.5%	100.0%	166.6%	$160.8M	0.00%

2025 GRIT PERFORMANCE OBJECTIVES AND ACHIEVEMENTS
		WEIGHTING
GOALS(1)	METRICS(1)	THRESHOLD	TARGET	MAX	EARNED

Growth (25%)	Grow Communities	10.00%	12.50%	15.00%	0.00%
	Activate Communities	10.00%	12.50%	15.00%	0.00%

Returns (25%)	Capital Turnover	10.00%	12.50%	15.00%	10.46%
	EBITDA Margin	10.00%	12.50%	15.00%	0.00%

Improvement (25%)	Customer Value Score	10.00%	12.50%	15.00%	13.85%
	Homes per Employee	10.00%	12.50%	15.00%	11.02%

Teamwork (25%)	Employee Engagement	10.00%	12.50%	15.00%	12.50%
	Employee Retention	10.00%	12.50%	15.00%	12.63%

GRIT Achievement		80.00%	100.00%	120.00%	60.46%

(1)To achieve a payout with respect to these metrics, the Company was required to meet internal (and proprietary) goals in addition to achieving at least the Threshold level of Bonus Plan EBITDA.
For the reasons set forth in the Introduction above, the Committee and the Board, after extensive deliberation and consultation with Pearl Meyer and other expert advisors, determined that it was appropriate to exercise its discretion to award short-term incentive compensation to our NEOs. The awards were positioned below prior year levels (except for Mr. Dunn due to his recent promotion) and well below target achievement. Additionally, in order to further align the interests of our NEOs with stockholders, the Committee provided the awards in the form of restricted stock vesting after two years. Mr. Merrill received a grant equal to 30% of his short-term incentive target award opportunity, while Messrs. Goldberg and Dunn each received grants equal to 50% of their short-term incentive target award opportunities.

NAME	2025 TARGET BONUS (% OF ACTUAL BASE SALARY)	2025 TARGET STI AWARD OPPORTUNITY ($)	2025 ACTUAL INCENTIVE AWARD ($)	2025 INCENTIVE AWARD AS A PERCENTAGE OF TARGET AWARD (%)
Allan P. Merrill	250%	2,665,125	799,538	30%
David I. Goldberg	135%	873,281	436,641	50%
Michael A. Dunn	75%	262,500	131,250	50%

53	2025 Proxy Statement

EXECUTIVE COMPENSATION
LONG-TERM INCENTIVE COMPENSATION
In order to facilitate pay for performance, our core compensation philosophy continues to be focused on providing incentive compensation to our management team when they achieve key financial, operational and strategic objectives that the Committee and our Board of Directors believe are critical to enhancing long-term stockholder value. As part of that philosophy, the Committee believes that a significant portion of long-term incentive award opportunities should be performance-based, with failure to reach such goals resulting in no compensation under a particular plan or metric.

	FISCAL 2023-2025 TARGET LONG-TERM INCENTIVE AWARD OPPORTUNITY AS A % OF BASE SALARY	FISCAL 2025-2027 TARGET LONG-TERM INCENTIVE AWARD OPPORTUNITY AS A % OF BASE SALARY
Allan P. Merrill	300%	400%
David I. Goldberg	175%	200%
Michael A. Dunn	25%	75%
LONG-TERM INCENTIVE AWARD COMPONENTS
For both the 2023-2025 and 2025-2027 performance periods, the Committee utilized a three-component award mix intended to help manage equity plan share usage and dilution while continuing to tie the majority of target award opportunities to multi-year goals in support of long-term value creation. For the 2023-2025 period, the award mix consisted of 40% performance-based cash, 30% performance-based shares and 30% time-based restricted stock. For the performance-based share portion of the award for this performance period, the performance share grant level was determined by dividing the target award value by the closing price of a share of our common stock on the date of the grant.
For the 2025-2027 performance period, the Committee realigned the award mix to 30% performance-based cash, 40% performance-based shares and 30% time-based restricted stock to further increase the emphasis on performance-based equity while continuing to manage equity plan share usage and dilution. The Committee felt this award mix change was appropriate to further enhance alignment between management and stockholders. Additionally, the Committee amended its practice for determining the performance share grant level to dividing the target award value by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on the date of the grant, consistent with the grant determination methodology used for the restricted stock component.
RESTRICTED STOCK
Time based restricted stock awards vest ratably over a three-year period, beginning with the first anniversary of the grant date. In fiscal 2025, the NEOs were granted the following number of shares of restricted stock, which were calculated by dividing the applicable target award value by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on November 15, 2024: Mr. Merrill: 39,765; Mr. Goldberg: 12,064; and Mr. Dunn: 2,447.
ALIGNING INCENTIVES WITH PERFORMANCE THROUGH PERFORMANCE AWARDS
Our core compensation philosophy continues to be focused on providing incentive compensation to our management team when they achieve key financial, operational and strategic objectives that the Committee and our Board of Directors believe are crucial to enhancing long-term stockholder value. As part of that philosophy, the Committee believes that a significant portion of long-term awards should be performance-based. Accordingly, the majority (70% for both the 2023-2025 and 2025-2027 performance periods) of our NEOs’ overall long-term incentive awards are comprised of performance shares and performance cash which reflect a target number of shares and target amount of cash that may be issued to the award recipient at the end of a three-year performance period based on the achievement of performance targets established at the time of grant.

54

EXECUTIVE COMPENSATION
These performance targets are either (a) applicable to cumulative results over the entire three-year performance period or (b) applicable only to the final fiscal year of the three-year performance period. When determining awards, the Committee utilizes performance metrics consisting of a variety of key financial, operational and strategic objectives.
At the end of each performance period, the Committee confirms performance against the applicable performance targets, and any earned awards corresponding to the level of achievement during the performance period are calculated. In addition, in order to ensure the awards align with enhancing stockholder value, any awards earned at the end of the three-year performance period are subject to adjustment based on our relative total stockholder return (TSR) performance over the same three-year performance period vs. a designated comparison group of homebuilders that is determined in consultation with Pearl Meyer. For both the 2023-2025 and 2025-2027 performance periods, the potential TSR adjustment factor was set at up to +/- 30%.
FISCAL 2023-2025 PERFORMANCE PERIOD
PERFORMANCE MEASURES
In determining fiscal year 2023-2025 performance share and performance cash award metrics, the Committee considered the fluid nature of the housing market and the need to design metrics that would not be obsolete in the event of a change in strategy during the three-year performance period ending with fiscal 2025. Additionally, the Committee determined that the Company's ongoing commitment to increase the energy efficiency of its homes and to build only Zero Energy Ready homes by the end of 2025 warranted accountability through the long-term incentive awards program. Accordingly, the Committee used a performance metric directly linking award opportunities to the average Home Energy Rating System (HERS®) results for homes built by the Company.
HERS is an industry-leading home building scoring system developed by the Residential Energy Services Network (RESNET), an independent non-profit organization, for inspecting and calculating a home's energy performance after construction is complete.
Given the Company’s strategic growth initiatives, the Committee also felt it was appropriate to include a long-term metric related to community count growth that would be measured at the end of fiscal 2025. For both the HERS and community count related metrics, the performance targets are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes management’s ability to achieve these specific performance targets and the level of difficulty associated with meeting these performance targets were rigorous and consistent with the performance required to meet the Company's strategic initiatives in relation to both metrics.
The three metrics used for the fiscal 2023-2025 performance period were:

Community Count	Based on the number of active communities at the end of fiscal 2025.

Return on assets	Based on the ratio of Adjusted EBITDA to total assets (defined as the Company’s total assets as shown on the consolidated balance sheet included in the Company’s Form 10-K for each of the fiscal year ends included in the performance period).

Environmental	Based on a metric linked to the average HERS results for homes closed in fiscal 2025.

55	2025 Proxy Statement

EXECUTIVE COMPENSATION
DETERMINATION OF PERFORMANCE SHARES AND CASH EARNED
Shares and cash earned are based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares and cash are earned for each metric achieving Threshold performance, two-thirds of target shares and cash are earned for each metric achieving Target performance and 100% of target shares and cash are earned for each metric achieving Superior performance. The shares and cash earned on the three metrics are totaled, subject to both a 175% cap on primary funding metrics and a potential TSR adjustment factor to determine the final award.

EXAMPLE OF AWARD CALCULATION

■To illustrate, achievement of a Threshold level of performance on each of the three metrics would result in 33.3% of target shares and cash earned for each metric or a total of 100% of the target number of shares and cash, subject to adjustment based on the TSR modifier.
■Superior-level performance on any one metric (100%) would earn a target number of shares and cash subject to the TSR modifier.
■The maximum number of shares and cash that can be earned based on the results of the three metrics described above prior to adjustment by the TSR modifier would be 175% of Target, even if Superior performance is achieved on all three metrics (300% of target shares and cash). In the event of such maximum achievements, the maximum adjustment under the TSR modifier of 30% would result in shares and cash awarded totaling no more than 227.5% of target.
■For performance between Threshold and Target or between Target and Superior, straight line interpolation between such levels is applied.
■The Committee retains the discretion to reduce the number of shares and cash finally awarded notwithstanding the number and amount earned pursuant to the above, and to award any amounts in excess of target in cash instead of shares.

RESULTS FOR THE 2023-2025 PERFORMANCE PERIOD
■Community Count – Actual results for this metric were between Threshold and Target. After applying straight line interpolation between these levels, the achievement level for this metric was 40.0%. The specific performance targets for this metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly.
■Return on Assets – The performance necessary to earn Threshold, Target and Superior payout required an average ROA over the performance period of 13.0%, 14.0% and 15.0% respectively. Average actual return on assets for the performance period was 8.90%.
■Environmental – Actual results for this metric exceeded the Superior level. The specific performance targets for this metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly.
The Committee viewed the achievement levels for all three metrics for this performance period as very challenging and requiring significant improvement over the three-year period. Ultimately, an award was not earned for the Return on Assets metric, but awards were earned at 40.0% for the Community Count metric and at 100% for the Environmental metric for total earned awards of 140.0% of Target before adjustment based on our relative TSR, as discussed below.
While our target performance awards are based on specific metrics established at the time of grant, actual payouts of incentive compensation are also directly tied to stockholder value. Accordingly, after determining the number of shares and cash earned based on the achievement of the performance measures for the fiscal 2023-2025 performance period, the following three-year relative TSR scale was applied as a modifier:

56

EXECUTIVE COMPENSATION

TSR PERCENTILE RANK VS. TSR PEER GROUP	ADJUSTMENT TO # OF PERFORMANCE SHARES AND AMOUNT OF PERFORMANCE CASH
At or above 75th Percentile	+30%
70-74th Percentile	+25%
65-69th Percentile	+20%
60-64th Percentile	+15%
40-59th Percentile	No adjustment
35-39th Percentile	-15%
30-34th Percentile	-20%
25-29th Percentile	-25%
Below 25th Percentile	-30%
The Company's percentile rank was below the 25th percentile vs. the members of the TSR Peer Group, resulting in a negative 30% adjustment to award funding. After application of the TSR modifier, the recipients’ percentage of awards earned attributable to the fiscal 2023-2025 performance period was decreased from 140.0% to 98.0% of Target.
The TSR Peer Group for the 2023-2025 performance period consisted of certain members of the Company's peer group for executive compensation benchmarking purposes, which included Century Communities, Inc., Dream Finders Homes, Inc., Green Brick Partners, Inc. Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M/I Homes, Inc., Meritage Homes Corporation, Taylor Morrison Home Corp., and TRI Pointe Group, Inc.
Through heavy emphasis on variable, performance-based incentives with rigorous performance goals based on key financial, operational and strategic objectives and actual payouts subject to adjustment based on stockholder returns, the Committee believes our long-term incentive program reinforces key strategic objectives and appropriately aligns pay with performance while promoting stockholder value creation.
PERFORMANCE SHARES AND PERFORMANCE CASH ISSUED FOR THE 2023-2025 PERFORMANCE PERIOD
Shares and cash issued in November 2025 to NEOs for the fiscal 2023-2025 performance period are set forth in the following table:

NAME	PERFORMANCE SHARES AWARD TARGET (#)	PERFORMANCE SHARES EARNED (#)	PERFORMANCE CASH AWARD TARGET ($)	PERFORMANCE CASH AWARD EARNED ($)	PERFORMANCE SHARES / CASH EARNED AS A PERCENTAGE OF AWARD TARGET (%)
Allan P. Merrill	77,057	75,515	1,236,000	1,211,280	98.00%
David I. Goldberg	25,846	25,329	414,575	406,284	98.00%
Michael A. Dunn(1)	1,526	1,335	24,480	21,420	87.50%
(1)Because Mr. Dunn was not an NEO at the time the 2023-2025 performance period began, his awards for this period before his appointment were subject to a maximum achievement of 125% of Target before application of the TSR adjustment factor, so his final percentage of achievement was lower than Messrs. Merrill and Goldberg.

57	2025 Proxy Statement

EXECUTIVE COMPENSATION
FISCAL 2025-2027 PERFORMANCE PERIOD
PERFORMANCE MEASURES
For performance shares and performance cash awards related to the 2025-2027 performance period, the Committee decided to maintain the community count metric (similar to the 2023-2025 and 2024-2026 cycles) while replacing the return on assets and HERS metrics with return on equity and net debt to adjusted EBITDA. These metrics were selected to reinforce the Company’s balanced growth strategy in support of long-term value creation. The community count related metric was set at a level of increased difficulty for the 2025-2027 performance period compared to the previous performance period. The specific performance targets for community count growth are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes the performance hurdles for community count growth will be challenging to achieve.
Performance metrics for 2025-2027 performance period also include the following objectives:
■Return on equity — The performance necessary to earn a Threshold payout requires a return on equity for each year of the performance period of at least 12.5%, the performance necessary to earn a Target payout requires a return on equity of at least 15%, and the performance necessary to earn a Superior payout requires a return on equity for the performance period of at least 17.5%. The results of each year are averaged together to determine achievement for the performance period.
■Net debt/Adjusted EBITDA — The performance necessary to earn a Threshold payout requires a net debt/adjusted EBITDA ratio for the performance period of 2.00x, the performance necessary to earn a Target payout requires a net debt/adjusted EBITDA ratio for the performance period of 1.75x, and the performance necessary to earn a Superior payout requires a net debt/adjusted EBITDA ratio for the performance period of 1.50x.
As with the award opportunities for the 2023-2025 and 2024-2026 performance periods, the Committee utilized a three-component award mix for the 2025-2027 performance period. The mix for the 2025-2027 performance period consists of 30% performance-based cash, 40% performance-based stock and 30% time-based restricted stock. Consistent with past practice, the actual number of performance shares and cash earned will be based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares and cash will be earned for each metric achieving Threshold performance, two-thirds of target shares and cash will be earned for each metric achieving Target performance and 100% of target shares and cash will be earned for each metric achieving Superior performance. The shares and cash earned on the three metrics will be totaled and will be subject to a 175% cap and a relative TSR modifier in order to determine the final award. The TSR modifier for the 2025-2027 performance period can adjust award funding by up to +/- 30%.
BENEFITS
Our NEOs receive the standard benefits available to all employees, including: group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans ( 401(k) Savings Plan), and vacation.
DEFERRED COMPENSATION PLAN
The Company maintains the Beazer Homes Deferred Compensation Plan, or the Deferred Plan, to provide eligible employees the opportunity to defer a portion of their current compensation. With respect to fiscal 2025, the Company made a contribution to the Deferred Plan for the benefit of each NEO as follows: Mr. Merrill, $100,000; Mr. Goldberg, $50,000; and Mr. Dunn, $48,077. These contributions are made in regular installments and are subject to several restrictions and limitations including the Committee’s right to terminate or suspend any such contribution in the future.
OTHER BENEFITS
We do not have a defined benefit pension plan or supplemental executive retirement plan. Our executive management team, including our NEOs, participate in our various benefit programs on the same terms as other employees. The Company does not provide to its NEOs supplemental executive retirement plans, company cars (or automobile reimbursements), club memberships or other significant perquisites.

58

EXECUTIVE COMPENSATION

COMPENSATION POLICIES AND GOVERNANCE PRACTICES
STOCK OWNERSHIP AND HOLDING REQUIREMENTS
The Company maintains a stock ownership and holding policy that requires NEOs and members of the Board of Directors to acquire and retain a meaningful level of stock ownership in the Company. The current stock ownership requirements are based on a multiple of base salary or annual retainer, as applicable, and are as set forth below:

MULTIPLE OF BASE SALARY/ ANNUAL RETAINER
CEO	5.0 x base salary
Other NEOs	3.0 x base salary
Non-employee Directors	5.0 x annual cash retainer

WHAT COUNTS AS OWNERSHIP	WHAT DOES NOT COUNT AS OWNERSHIP

■Stock that is considered beneficially owned ■Two-thirds of time-based restricted stock	■Unearned performance-based stock awards ■Unexercised stock options (including vested "in-the-money" options)

Individuals subject to this policy are required to be in compliance with ownership requirements no later than the fifth anniversary of the date the individual becomes a NEO or director. The policy also requires NEOs and directors to hold 50% of net after-tax shares issued upon vesting of restricted stock, performance shares or stock option exercises until their required respective stock ownership levels are achieved. As of December , 2025, each of our NEOs and directors either meets or is on track to meet the requirements of our stock ownership and holding policy.
INSIDER TRADING COMPLIANCE POLICY
We have adopted an Insider Trading Compliance Policy applicable to our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Our Insider Trading Compliance Policy prohibits our employees and related persons and entities from trading in securities of the Company and other companies while in possession of material, nonpublic information. Our Insider Trading Compliance Policy also prohibits our employees from disclosing material, nonpublic information of the Company, or another publicly traded company, to others who may trade on the basis of that information. Additionally, directors and certain officers and employees are subject to routine and non-routine blackout periods during which times trading in our securities is not permitted, as well as pre-clearance procedures to ensure compliance with applicable internal policies. The foregoing summary of our Insider Trading Compliance Policy does not purport to be complete and is qualified by reference to our Insider Trading Compliance Policy, a copy of which can be found as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
COMPENSATION CLAWBACK POLICY
The Committee has adopted a clawback policy in compliance with applicable laws and NYSE listing standards that requires the Company to clawback incentive-based compensation in the event the Company issues a restatement of its financial statements, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements.
In addition, awards under our Amended and Restated 2014 Long-Term Incentive Plan are subject not only to our existing clawback policy but any other clawback policy adopted by the Committee, and the Committee has the authority to recoup or cancel awards if a participant engages in “detrimental activity” with respect to the Company.

59	2025 Proxy Statement

EXECUTIVE COMPENSATION
As described in further detail under “Executive Compensation — Potential Payments Upon Termination or Change of Control,” pursuant to the severance agreements with each of our NEOs, any incentive compensation that is paid or granted to the NEOs will be subject to recoupment under the terms thereof.
POLICIES AND PRACTICES RELATED TO THE TIMING OF EQUITY AWARDS
Pursuant to our compensation programs, we grant stock options to certain employees from time to time. Messrs. Goldberg and Dunn received 443 and 449 stock options in fiscal 2025, respectively. The options were granted pursuant to the Company’s 2018 Employee Stock Option Grant Program which is available to all employees and did not require further approval by the Committee. Under this program, the number of options received by Messrs. Goldberg and Dunn are equal to the amount of shares Messrs. Goldberg and Dunn purchased in open market transactions in fiscal 2025. Although we have not adopted a formal policy regarding the timing of equity award grants, including stock option grants, the Committee generally approves equity award grants during a regularly scheduled meeting in the first quarter of the fiscal year. The Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.

REPORT OF THE HUMAN CAPITAL COMMITTEE
The Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, the Human Capital Committee recommended to our Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement.
PETER M. ORSER (CHAIR)
JOHN J. KELLEY III
LLOYD E. JOHNSON
NORMA A. PROVENCIO
JUNE SAUVAGET
The Members of the Human Capital Committee

60

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The table below summarizes compensation information for our NEOs for the fiscal years 2025, 2024 and 2023.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	STOCK OPTIONS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Allan P. Merrill President and Chief Executive Officer	2025	1,064,525	705,292	3,278,492	—	1,211,280	107,625	6,367,213
	2024	1,030,000	—	1,958,060	—	2,196,655	112,273	5,296,988
	2023	1,028,846	—	1,996,601	—	3,568,124	109,900	6,703,471
David I. Goldberg Senior Vice President and Chief Financial Officer	2025	645,950	385,179	994,661	5,573	406,284	60,133	2,497,780
	2024	623,740	—	792,096	—	741,824	59,937	2,217,597
	2023	588,702	—	669,686	—	1,047,743	59,655	2,365,786
Michael A. Dunn(5) Senior Vice President and General Counsel	2025	350,000	115,777	201,759	5,648	21,420	57,989	752,593
	2024	280,609	—	149,695	—	97,517	9,296	537,117
(1)As described in “Compensation Discussion and Analysis — 2025 NEO Compensation — Short-Term Incentive Compensation” above, in fiscal 2026, the Committee and the Board exercised discretion to grant each of our NEOs a time-based restricted stock award subject to a two-year cliff vesting schedule in respect of the fiscal 2025 performance. These awards are reported in this column because they were earned in respect of fiscal 2025 and the amounts in this column represent the aggregate grant date fair value of these awards to our NEOs in fiscal 2026 (on November 17, 2025) determined in accordance with FASB ASC Topic 718.

(2)Represents the aggregate grant date fair value of stock based awards and performance shares and stock options awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the NEOs. The grant date fair value of the performance shares was calculated based on a “Monte Carlo” simulation model, which utilizes numerous arbitrary assumptions about financial variables that determine the probability of satisfying the performance conditions stipulated in the award. Further information regarding the valuation of stock and option awards can be found in Notes 2 and 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. For more information on restricted stock and performance shares, see “Compensation Discussion and Analysis — 2025 Compensation — Long-Term Incentive Compensation” above.
(3)Represents amounts paid pursuant to the Company’s 2025 short-term incentive plan and the performance-based cash component of the long-term incentive plan for the 2023-2025 performance period. Amounts paid under the short-term incentive plan were $0 to Mr. Merrill, $0 to Mr. Goldberg, and $0 to Mr. Dunn. Amounts paid under the long-term plan were $1,211,280 to Mr. Merrill, $406,284 to Mr. Goldberg, and $21,420 to Mr. Dunn. For more information, see “Compensation Discussion and Analysis — 2025 Compensation — Short-Term Incentive Compensation” and “— Long-Term Incentive Compensation” above.
(4)For information on All Other Compensation, see table below.
(5)Mr. Dunn was appointed Senior Vice President, General Counsel and Corporate Secretary, effective August 1, 2024. Prior to that, Mr. Dunn served as the Company’s Deputy General Counsel. Mr. Dunn was not an NEO for the fiscal year ended September 30, 2023.

61	2025 Proxy Statement

EXECUTIVE COMPENSATION
ALL OTHER COMPENSATION

The table below provides a detailed breakdown of the amounts for fiscal 2025 under “All Other Compensation” in the Summary Compensation Table above.

NAME	YEAR	DEFERRED COMPENSATION OR DISCRETIONARY LUMP SUM CONTRIBUTIONS ($)	401(K) COMPANY MATCH ($)	OTHER ($)	TOTAL ($)
Allan P. Merrill	2025	100,000	6,625	1,000	107,625
David I. Goldberg	2025	50,000	10,133	—	60,133
Michael A. Dunn	2025	48,077	9,876	36	57,989
GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information about eligible or granted plan-based awards in fiscal 2025 to our NEOs.

NAME	AWARD TYPE(1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE ISSUANCES OF SHARES UNDER EQUITY INCENTIVE PLANS(3)			ALL OTHER STOCK-BASED AWARDS (#)(4)	GRANT DATE FAIR VALUE OF STOCK- BASED AWARDS ($)(5)	ALL OTHER OPTION AWARDS (#)(6)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	SUPERIOR (#)
Allan P. Merrill	BP	11/15/24	1,332,563	2,665,125	5,330,250	—	—	—	—	—	—	—
	PA	11/15/24	—	1,279,260	2,910,317	—	—	—	—	—	—	—
	RS	11/15/24	—	—	—	—	—	—	39,765	1,324,175	—	—
	PS	11/15/24	—	—	—	—	53,020	120,620	—	1,954,317	—	—
David I. Goldberg	BP	11/15/24	436,641	873,281	1,746,562	—	—	—	—	—	—	—
	PA	11/15/24	—	388,125	882,984	—	—	—	—	—	—	—
	RS	11/15/24	—	—	—	—	—	—	12,064	401,731	—	—
	PS	11/15/24	—	—	—	—	16,086	36,595	—	592,930	—	—
	SO	02/07/25	—	—	—	—	—	—	—	—	443	21.95
Michael A. Dunn	BP	11/15/24	131,250	262,500	525,000	—	—	—	—	—	—	—
	PA	11/15/24	—	78,750	179,156	—	—	—	—	—	—	—
	RS	11/15/24	—	—	—	—	—	—	2,447	81,485	—	—
	PS	11/15/24	—	—	—	—	3,263	7,423	—	120,274	—	—
	SO	02/07/25	—	—	—	—	—	—	—	—	449	21.95
(1)Award Type: “BP” means potential cash awards under 2025 Short-Term Incentive Plan; "PA" means performance cash awards under the 2025 Long-Term Incentive Plan; “RS” means shares of time-vesting restricted stock; “PS” means performance share awards under the 2025 Long-Term Incentive Plan.
(2)Amounts represent the range of possible cash payouts for fiscal 2025 under the 2025 Short-Term Incentive Plan, as described under “Compensation Discussion and Analysis — Elements of Fiscal 2025 Compensation Program — Short-Term Incentive Compensation” above, and the range of possible cash payouts for performance cash awards under the 2025 Long-Term Incentive Plan, assuming achievement of threshold, target and superior performance. See "Compensation Discussion and Analysis — Elements of Fiscal 2025 Compensation Program -— Long-Term Incentive Compensation — Performance Measures for 2025-2027 Performance Period" above. The awards that were earned based on actual performance for or through fiscal 2025 were paid in November 2025 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(3)Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a performance share award, assuming achievement of threshold, target and superior performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2025 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2025-2027 Performance Period” above.
(4)Represents time-vested restricted stock. The shares of restricted stock generally vest in equal installments on the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis — Elements of Fiscal 2025 Compensation Program — Long-Term Incentive Compensation — Restricted Stock” above.

62

EXECUTIVE COMPENSATION
(5)See footnote 2 to the Summary Compensation Table above for an explanation of the calculation of the grant date fair value of stock-based awards.
(6)Represents matching options to purchase shares of Common Stock granted in an amount equal to the number of shares purchased during fiscal 2025 pursuant to the Company’s 2018 Employee Stock Option Grant Program. The options will vest on the second anniversary of the grant date.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table provides information with respect to outstanding unexercised options and unvested performance shares and restricted stock held by our NEOs at September 30, 2025.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)(2)	NUMBER OF PERFORMANCE SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF PERFORMANCE SHARES THAT HAVE NOT VESTED ($)(2)
			(#)
			EXERCISABLE	UNEXERCISABLE
Allan P. Merrill	11/14/22		—	—	—	—	28,271	694,053	—		—
	11/14/22	(3)	—	—	—	—	—	—	75,515	(3)	1,853,893
	11/20/23		—	—	—	—	24,018	589,642	—		—
	11/20/23	(4)	—	—	—	—	—	—	34,771	(4)	853,628
	11/15/24		—	—	—	—	39,765	976,231	—		—
	11/15/24	(5)	—	—	—	—	—	—	53,020	(5)	1,301,641
David I. Goldberg	11/14/22		—	—	—	—	9,483	232,808	—		—
	11/14/22	(3)	—	—	—	—	—	—	25,329	(3)	621,827
	11/20/23		—	—	—	—	9,716	238,528	—		—
	11/20/23	(4)	—	—	—	—	—	—	14,066	(4)	345,320
	11/15/24		—	—	—	—	12,064	296,171	—		—
	11/15/24	(5)	—	—	—	—	—	—	16,086	(5)	394,911
	2/7/25	(6)		443	21.95	2/7/2033	—	—	—		—
Michael A. Dunn	11/14/22		—	—	—	—	560	13,748	—		—
	11/14/22	(3)	—	—	—	—	—	—	1,335	(3)	32,774
	11/20/23		—	—	—	—	494	12,128	—		—
	11/20/23	(4)	—	—	—	—	—	—	714	(4)	17,529
	11/15/24		—	—	—	—	2,447	60,074	—		—
	11/15/24	(5)	—	—	—	—	—	—	3,263	(5)	80,107
	8/1/24		—	—	—	—	2,230	54,747	—		—
	2/7/25	(6)	—	449	21.95	2/7/2033	—	—	—		—
(1)Award vests ratably over a three-year period on each anniversary of the grant date.
(2)“Market value” is calculated by multiplying the number of shares that have not vested by the closing price of common stock on the NYSE on September 30, 2025 of $24.55 per share.
(3)Represents performance shares awarded in fiscal 2023 for a three-year performance period (fiscal 2023 through fiscal 2025). The performance shares shown are based on actual performance. See “Compensation Discussion and Analysis — 2025 NEO Compensation — Long-Term Incentive Compensation — Performance Shares” above. These performance shares vested in November 2025. For more information regarding these performance shares, see page 40 of the Company’s proxy statement filed with the SEC on December 21, 2023.
(4)Represents performance shares awarded in fiscal 2024 for a three-year performance period (fiscal 2024 through fiscal 2026). The performance shares shown assume target performance for the award cycle. For more information regarding these performance shares, see page 39 of the Company’s proxy statement filed with the SEC on December 20, 2024.
(5)Represents performance shares awarded in fiscal 2025 for a three-year performance period (fiscal 2025 through fiscal 2027). The performance shares shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — 2025 NEO Compensation — Long-Term Incentive Compensation — Performance Shares” above.
(6)Awards vest on the second anniversary of the grant date.

63	2025 Proxy Statement

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of performance shares and restricted stock during fiscal 2025 for each NEO.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Allan P. Merrill	100,947	3,218,873
David I. Goldberg	30,576	1,007,550
Michael A. Dunn	2,955	84,773
NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during fiscal 2025 under the terms of the Beazer Homes Deferred Compensation.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS/ (LOSSES) IN LAST FY ($)(1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(2)
Allan P. Merrill	0	100,000	367,757	0	3,484,606
David I. Goldberg	0	50,000	37,878	0	319,293
Michael A. Dunn	0	48,077	5,481	0	53,558
(1)Represents amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of independently managed funds available to and selected by each participant under the Deferred Plan and in which deferred amounts are deemed to be invested. None of the earnings in this column are included in the “Summary Compensation Table” above because they were not preferential or above-market.
(2)Aggregate balances include unvested amounts of Company contributions.
NARRATIVE DISCLOSURE TO NON-QUALIFIED DEFERRED COMPENSATION TABLE
Under the Deferred Plan, participants select from a menu of investment options which track a variety of independently managed benchmark funds in which the funds are deemed to be invested. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participants’ account. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’ deemed investment option elections and on the market performance of the underlying funds. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code. Our obligations under the Deferred Plan are unsecured general obligations and rank equally with our other unsecured general creditors. Amounts deferred by participants and earnings and losses thereon are 100% vested.

64

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
We have severance and change of control agreements with each of our NEOs. The agreements set forth each executive’s then current base salary, eligibility to receive awards pursuant to short-term and long-term incentive compensation programs, deferred compensation and severance payments, all of which are described in greater detail below. The agreements are substantially identical in non-economic terms and set forth each executive’s non-competition and non-solicitation, confidentiality and intellectual property obligations. Base salaries, performance metrics and actual target opportunities for any given year remain within the discretion of the Company’s Human Capital Committee.
The agreements provide for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Merrill would be three times the sum of his then current base salary and annual cash incentive bonus target for the fiscal year in which the termination occurs, and, in the case of Messrs. Goldberg and Dunn, the severance payments would be two times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, in each case payable in a lump sum.
Where there is no change of control, in the event of a termination of the executive without “cause” or a resignation by the executive for “good reason,” such executive would receive a severance payment. The severance payment for Mr. Merrill in this situation would be (1) two times the sum of his then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. For Messrs. Goldberg and Dunn, the severance payment would be (1) one and one-fourth times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. No severance will be payable in the event the executive is terminated for “cause” or the executive resigns without “good reason.”
The agreements do not entitle the executives to any extension or continuation of employee benefits after termination, except in the event the executive is entitled to receive severance pay, in which case the executive may receive up to twelve months of coverage under the group health, dental and vision plans the executive participated in prior to termination. In addition, there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the agreements, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of the Company’s “clawback” policy.
DISPOSITION OF OUTSTANDING EQUITY AWARDS
The severance and change of control agreements with each of our NEOs also govern the disposition of outstanding equity awards issued under our Amended and Restated 2014 Long-Term Incentive Plan in the event the executive’s employment is terminated under various scenarios or in the event there is a change of control of the Company.
TERMINATION OF EMPLOYMENT BY THE COMPANY WITH CAUSE OR RESIGNATION BY EXECUTIVE
Pursuant to the severance agreements, equity grants under our Amended and Restated 2014 Long-Term Incentive Plan provide that all unvested awards will be forfeited in the event the executive is terminated by the Company for “cause” or the executive voluntarily resigns and the resignation is without Good Reason and not within two years after of a change of control of the Company.

65	2025 Proxy Statement

EXECUTIVE COMPENSATION
TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT “CAUSE,” BY EXECUTIVE FOR GOOD REASON OR RETIREMENT
If the executive’s employment is terminated by the Company without cause, the executive resigns for “good reason,” or the executive retires, unvested equity grants under our Amended and Restated 2014 Long-Term Incentive Plan will generally vest as follows:
■awards that vest solely on a time basis will vest pro rata based on the number of months the executive was employed during the applicable vesting period; and
■awards that vest based on the Company’s performance will vest pro rata based on the Company’s performance during the applicable performance period and the number of months the executive was employed during such period.
DEATH OR DISABILITY
If the executive’s employment is terminated due to death or disability, all unvested equity grants under our Amended and Restated 2014 Long-Term Incentive Plan will fully vest.
CHANGE OF CONTROL
In the event of an anticipated change of control of the Company, the Company’s Human Capital Committee has the authority to determine that awards granted under our Amended and Restated 2014 Long-Term Incentive Plan:
■will be continued by the Company (if the Company is the surviving entity);
■will be assumed by the surviving entity or its parent or subsidiary; or
■will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the outstanding award.
If an award is continued, assumed or substituted upon a change of control, such award will generally provide similar terms and conditions and preserve the same benefits as the outstanding award that is being continued or replaced, and, in the event executive’s employment is terminated without cause or the executive terminates his employment for good reason within two years following the change of control, the unvested outstanding award (or assumed or substituted award) will fully vest. Awards that are not continued, assumed or substituted upon a change of control will fully vest, subject to the Human Capital Committee's discretion.

66

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE

The table below summarizes the compensation payable to each NEO in the event of termination of employment. The amount of compensation payable to each NEO in each situation is listed, assuming termination had occurred on the last day of our most recent fiscal year, September 30, 2025. All equity awards have been valued as of September 30, 2025, the last trading day in the fiscal year.

		TYPE OF TERMINATION

NAME	PAYMENT OR BENEFIT TYPE	TERMINATION FOLLOWING CHANGE OF CONTROL WITHOUT CAUSE ($)	DEATH OR DISABILITY ($)	WITHOUT CAUSE OR FOR GOOD REASON ($)	RETIREMENT
Allan P. Merrill	Severance	11,193,525	—	8,859,006
	Vesting of Unvested Long-Term Awards	9,971,402	9,971,402	6,182,238
	Benefits Continuation	20,712	—	20,712
	Total	21,185,639	9,971,402	15,061,956
David I. Goldberg	Severance	3,040,312	—	2,408,687
	Vesting of Unvested Long-Term Awards	3,417,001	3,417,001	2,155,094
	Benefits Continuation	—	—	—
	Total	6,457,313	3,417,001	4,563,781
Michael A. Dunn	Severance	1,225,000	—	848,279
	Vesting of Unvested Long-Term Awards	395,164	395,164	161,561
	Benefits Continuation	21,306	—	21,306
	Total	1,641,470	395,164	1,031,146

67	2025 Proxy Statement

EXECUTIVE COMPENSATION
PAY RATIO
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.
We identified the median employee using the employee population on September 30, 2025 that received taxable compensation (other than our Chief Executive Officer) for the fiscal year 2025, which included our reviewing gross compensation, excluding equity, within the fiscal year 2025. Compensation was annualized for employees who joined the Company during the fiscal year. The annual total compensation of our median employee (other than the Chief Executive Officer) for the fiscal year 2025 was $112,819. As disclosed in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation for fiscal 2025 was $6,367,213. For purposes of determining the ratio, the annual total compensation of the CEO and the median employee includes the dollar value of non-discriminatory health and welfare benefit contributions made by the Company, which are not required to be reported as compensation in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 56:1.
This information is being provided for compliance purposes. Because SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons of pay ratios among companies may not be very meaningful, even for companies within the same industry. Neither the Human Capital Committee nor the executives of our Company used the pay ratio measure in making compensation decisions.
PAY VS. PERFORMANCE
As required by SEC rules, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and certain measures of the company’s financial performance. For further information concerning our pay-for-performance philosophy and how our Human Capital Committee aligns executive compensation with the company’s performance, refer to “Compensation Discussion and Analysis” above.
The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
PAY VERSUS PERFORMANCE TABLE

The following table provides information regarding the CAP to the principal executive officer (“PEO”) and, as an average, the other named executive officers (“non-PEO NEOs”), and select financial performance measures, in each case, during the years ended September 30, 2025, 2024, 2023, 2022, and 2021.

	SUMMARY COMPENSATION TABLE (SCT) TOTAL FOR PEO ($)[1]	COMPENSATION ACTUALLY PAID TO PEO ($)[2]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)[4]	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR					TOTAL STOCKHOLDER RETURN[5]	PEER GROUP TOTAL STOCKHOLDER RETURN[6]	NET INCOME (LOSS) ($ IN THOUSANDS)[7]	ADJUSTED EBITDA ($ IN THOUSANDS)[8]
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2025	6,367,213	3,829,994	1,625,186	1,092,582	185.98	176.14	45,588	157,719
2024	5,296,988	9,496,585	1,525,508	2,019,289	258.86	234.56	140,175	243,418
2023	6,703,471	13,497,213	2,454,763	4,479,090	188.71	138.36	158,611	272,031
2022	7,038,727	4,817,669	2,549,025	1,849,609	73.26	78.38	220,704	370,082
2021	5,515,019	10,933,984	1,268,608	2,479,480	130.68	111.73	122,021	262,724
(1)The dollar amounts reported in column (B) are the amounts of total compensation reported for our Chief Executive Officer Allan P. Merrill, who is our PEO, for each corresponding year in the "Total" column of the Summary Compensation Table. As described in footnote 1 to the 2025 Summary Compensation Table, the grant date fair value of certain restricted stock awards granted to the PEO in fiscal 2026 in respect of fiscal 2025 performance (the “FY25 Performance Equity Awards”) was reported as a bonus in the 2025 Summary Compensation Table.
(2)The dollar amounts reported in column (C) represent the amount of CAP to Mr. Merrill for the corresponding fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Merrill during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for each year to determine CAP. The Company does not have a defined benefit pension plan, so no pension adjustments were made.

68

EXECUTIVE COMPENSATION

YEAR	REPORTED SCT TOTAL FOR PEO (a)	DEDUCTIONS FROM SCT TOTAL (b)	EQUITY AWARD ADDITIONS TO SCT TOTAL (c)	COMPENSATION ACTUALLY PAID TO PEO (d)
2025	6,367,213	(3,278,492)	741,273	3,829,994
2024	5,296,988	(1,958,060)	6,157,657	9,496,585
2023	6,703,471	(1,996,601)	8,790,343	13,497,213
2022	7,038,727	(2,265,442)	44,384	4,817,669
2021	5,515,019	(1,671,256)	7,090,222	10,933,984
(a)The dollar amounts are the total compensation reported for Mr. Merrill as described above in footnote (1).
(b)The deductions from SCT Total represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable fiscal year. Since the FY25 Performance Equity Awards were granted in fiscal 2026, the grant date value of the FY25 Performance Equity Awards was not deducted from the SCT Total.
(c)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. Since the FY25 Performance Equity Awards were granted in fiscal 2026, the year-end fair value of the FY25 Performance Equity Awards were not included in the “Add Fair Value of Current Year Equity Awards at Year-End” column below and the change in the value from the grant date of the FY25 Performance Equity Awards and year-end fiscal 2026 will be included in the “Add Change in Value of Prior Years’ Awards Unvested at Year-End” column for fiscal 2026. The valuation assumptions used to calculate the fair value were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

YEAR	ADD FAIR VALUE OF CURRENT YEAR EQUITY AWARDS AT YEAR-END	ADD CHANGE IN VALUE OF PRIOR YEARS' AWARDS UNVESTED AT YEAR-END	ADD FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR	ADD CHANGE IN VALUE OF PRIOR YEARS' AWARDS THAT VESTED IN THE FY	SUBTRACT YEAR-END FAIR VALUE OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	ADD VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION ($)	TOTAL EQUITY AWARD ADJUSTMENTS
2025	2,362,333	(3,446,002)	—	1,824,942	—	—	741,273
2024	2,398,272	2,774,502	—	984,883	—	—	6,157,657
2023	4,373,156	3,725,072	—	692,115	—	—	8,790,343
2022	980,833	(2,476,972)	—	1,540,523	—	—	44,384
2021	2,048,545	4,818,485	—	223,192	—	—	7,090,222
(3)The dollar amounts reported in D represent the average of the amounts reported for the non-PEO NEOs in the "Total" column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: David I. Goldberg and Michael Dunn for 2025, David I. Goldberg, Keith L. Belknap, and Michael Dunn for 2024, David I. Goldberg and Keith L. Belknap for 2023, David I. Goldberg and Keith L. Belknap for 2022, and David I. Goldberg, Keith L. Belknap, and Robert L. Salomon for 2021. As described above, the grant date fair value of the FY25 Performance Equity Awards was reported as a bonus in the 2025 Summary Compensation Table.
(4)The dollar amounts reported in E represent the average amount of CAP to the non-PEO NEOs specified in footnote (3), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs for each year to determine the CAP, using the same methodology described above in footnote (2). The Company does not have a defined benefit pension plan, so no pension adjustments were made.

69	2025 Proxy Statement

EXECUTIVE COMPENSATION

YEAR	AVERAGE REPORTED SCT TOTAL FOR NON-PEO NEOS (a)	AVERAGE DEDUCTIONS FROM SCT TOTAL (b)	AVERAGE EQUITY AWARD ADDITIONS TO SCT TOTAL (c)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (e)
2025	1,625,186	(598,210)	65,606	1,092,582
2024	1,525,508	(470,294)	964,075	2,019,289
2023	2,454,763	(669,686)	2,694,013	4,479,090
2022	2,549,025	(710,306)	10,890	1,849,609
2021	1,268,608	(301,390)	1,512,262	2,479,480
The amounts deducted or added in calculating the equity award adjustments in column (c) are as follows:

YEAR	ADD AVERAGE FAIR VALUE OF CURRENT YEAR EQUITY AWARDS AT YEAR-END	ADD AVERAGE CHANGE IN VALUE OF PRIOR YEARS' AWARDS UNVESTED AT YEAR-END	ADD AVERAGE FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR	ADD AVERAGE CHANGE IN VALUE OF PRIOR YEARS' AWARDS THAT VESTED IN THE FY	SUBTRACT AVERAGE YEAR- END FAIR VALUE OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	ADD AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION ($)	TOTAL EQUITY AWARD ADJUSTMENTS
2025	436,421	(646,202)		275,387			65,606
2024	403,791	543,075	27,302	196,583	(206,677)	—	964,075
2023	1,466,815	1,067,878	—	159,320	—	—	2,694,013
2022	307,530	(561,038)	—	264,398	—	—	10,890
2021	369,429	1,177,406	—	39,107	(73,680)	—	1,512,262

(5)Total shareholder return ("TSR") is the value of $100 at the end of the measurement period assuming invested in Beazer Homes stock as of September 30, 2020.
(6)Peer group TSR, is the value of $100 at the end of the measurement period assuming invested in the peer group index as of September 30, 2020. The peer group used for this purpose is the company-selected peer group as specified in the CD&A of the proxy statement. The peer group consists of: Century Communities, Inc., Dream Finders Homes Inc, Green Brick Partners, Inc., Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M/I Homes, Inc., Meritage Homes Corporation, Smith Douglas Homes Corp., Taylor Morrison Home Corp., and TRI Pointe Group, Inc. M.D.C. Holdings Inc. was part of the peer group in the 2023 fiscal year but was acquired by Sekisui House in April 2024. Landsea Homes Corp was part of the peer group in the prior fiscal year but was acquired by The New Home Company in June 2025. As a result, M.D.C. Holdings and Landsea Homes Corp. were removed from the TSR calculations.
(7)The dollar amounts reported represent our net income, as reflected in the Company’s audited financial statements for the applicable year.
(8)The dollar amounts reported represent our Adjusted EBITDA, as reflected in the Company’s audited financial statements for the applicable year. While the Company uses several financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance. Adjusted EBITDA is a non-GAAP financial measure. Refer to Annex I for further discussion on this measure, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure..

70

EXECUTIVE COMPENSATION
LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES TO DETERMINE 2025 COMPENSATION ACTUALLY PAID
As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. With respect to the 2025 fiscal year, the most important financial performance measures used to link executive CAP to our performance overall are as follows:

METRICS USED IN DETERMINING NEO PAY

Adjusted EBITDA

Pre-Tax Income

Return on Assets

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize creation of long-term stockholder value, and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table. Specifically, the graphs below show the relationship of “compensation actually paid” to our PEO and Non-PEO NEOs to (i) TSR; (ii) the Company’s net income; and (iii) Adjusted EBITDA. For more information regarding the elements of our executive compensation program and, in particular, our pay mix, please refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis.”
COMPENSATION ACTUALLY PAID VS. TSR 2021 - 2025

■	Compensation Actually paid to PEO	■	Average Compensation Actually Paid To Non-PEO NEOs
■	BZH TSR	■	Peer Group TSR

71	2025 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION ACTUALLY PAID VS. NET INCOME 2021 - 2025

■	Compensation Actually paid to PEO	■	Average Compensation Actually Paid To Non-PEO NEOs
■	Net Income
COMPENSATION ACTUALLY PAID VS. ADJUSTED EBITDA 2021 - 2025

■	Compensation Actually paid to PEO	■	Average Compensation Actually Paid To Non-PEO NEOs
■	Adjusted EBITDA

72

Security Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GREATER THAN 5% BENEFICIAL OWNERS

The following table sets forth, to the best of our knowledge and belief, certain information regarding the beneficial ownership of our common stock by each person known to the Company to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of more than 5% of our outstanding common stock, based on the number of shares of our common stock outstanding as of December 12, 2025.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING (1)
Donald Smith & Co., Inc.(2) DSCO Value Fund, L.P. 152 West 57th Street New York, NY 10019	3,029,072
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	2,589,058
The Vanguard Group.(4) 100 Vanguard Blvd. Malvem, PA 19355	1,806,525
(1)Based upon [______] shares of common stock outstanding as of December 12, 2025. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.
(2)Based upon information set forth in a Schedule 13G filed by Donald Smith & Co., Inc. and affiliates filed on November 12, 2025. As filed, (1) Donald Smith & Co., Inc. reported beneficial ownership and sole voting power of 2,899,088 and beneficial ownership and sole dispositive power of 2,983,788 shares; (2) DSCO Value Fund, L.P., reported beneficial ownership and sole voting power of 29,334 shares and beneficial ownership and sole dispositive power of 29,334 shares; Jon Harsel reported beneficial ownership and sole voting power of 9,700 shares and beneficial ownership and sole dispositive power of 9,700 shares; and John Piermont reported beneficial ownership and sole voting power of 8,100 shares and beneficial ownership and sole dispositive power of 8,100 shares.
(3)Based upon information set forth in a Schedule 13G/A filed by BlackRock, Inc. on April 17, 2025, BlackRock, Inc. reported beneficial ownership and sole voting power of 2,535,740 shares and beneficial ownership and sole dispositive power of 2,589,058 shares.
(4)Based upon information set forth in a Schedule 13G/A filed by The Vanguard Group on November 12, 2024, The Vanguard Group reported beneficial ownership and sole voting power of 0 shares, beneficial ownership and shared voting power of 53,218 shares, beneficial ownership and sole dispositive power of 1,726,494 shares, and beneficial ownership and shared dispositive power of 80,031 shares.

73	2025 Proxy Statement

SECURITY OWNERSHIP INFORMATION
EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information, as of December 12, 2025, with respect to the beneficial ownership of our common stock by each director, each of our NEOs, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED (1) (2) (3) (4)	PERCENT OF OUTSTANDING (5)
Michael A. Dunn	34,837
David I. Goldberg	242,215
Howard C. Heckes	5,988
Lloyd E. Johnson	86,829
John J. Kelley	23,116
Allan P. Merrill	1,572,441
Peter M. Orser	85,523
Norma A. Provencio	115,988
June Sauvaget	16,141
Danny R. Shepherd	91,919
Alyssa Steele	16,141
C. Christian Winkle	75,673
Directors and Executive Officers as a Group (12 persons)	2,366,811
*    Less than 1%
(1)Beneficial ownership includes shares of unvested, time-based restricted stock: Mr. Dunn - 15,240, Mr. Goldberg - 50,045, Mr. Johnson - 7,199, Mr. Kelley - 7,199, Mr. Merrill - 139,939, Mr. Orser - 7,199, Ms. Provencio - 7,199, Ms. Sauvaget - 7,199, Mr. Shepherd - 0, Ms. Steele - 7,199, Mr. Winkle - 7,199, and Mr. Heckes - 5,988.
(2)Beneficial ownership for Messrs. Merrill, Goldberg and Dunn includes unvested performance shares granted in November 2023, November 2024 and November 2025: Mr. Merrill - 186,785, Mr. Goldberg - 56,849 and Mr. Dunn - 11,952.
(3)Beneficial ownership includes shares underlying vested stock options: None at this time.
(4)All of the vested shares beneficially owned by C. Christian Winkle are held indirectly through the Charles C. Winkle Revocable Trust UA 9/29/18. 1,185 of the vested shares beneficially owned by David I. Goldberg are held indirectly through the David I. Goldberg & Susan S. Goldberg JT Ten WROS account. 10,600 of the vested shares beneficially owned by Norma A. Provencio are held indirectly through an IRA account. 45,000 of the vested shares beneficially owned by Lloyd E. Johnson are held indirectly through the Juanita Johnson Trust.
(5)Based upon [______] shares of outstanding common stock as of December 12, 2025 and shares deemed outstanding with respect to each person pursuant to Exchange Act Rule 13d-3(d)(1). Adjusted as necessary to reflect the shares issuable to such person upon the vesting or exercise of his stock options listed in footnote 3 above (and assuming no other stock options are exercised). Shares of common stock subject to stock options that are currently exercisable or vested, or will become exercisable or vested within 60 days of December 12, 2025, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other persons.

74

Audit Matters

PROPOSAL 3

Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche), to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2026. Deloitte & Touche has served as our accounting firm since 1996. The services provided to the Company by Deloitte & Touche for the last two fiscal years are described under the caption “Principal Accountant Fees and Services” below. Stockholder approval of the appointment is not required; however, our Board of Directors believes that obtaining stockholder ratification of the appointment is a sound governance practice.
Representatives of Deloitte & Touche will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

75	2025 Proxy Statement

AUDIT MATTERS
AUDIT AND NON-AUDIT FEES
For the fiscal years ended September 30, 2025 and 2024, the following professional services were performed by Deloitte & Touche:

DESCRIPTION OF FEES	FY 2024 AMOUNT ($)	FY 2025 AMOUNT ($)
Audit Fees	1,290,000	1,236,683
Audit-Related Fees	38,790	42,318
Tax Fees	-	-
All Other Fees	-	-
Audit Fees: Audit fees consisted of fees associated with the audit of our annual financial statements and internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: These fees related to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services included employee benefit and compensation plan audits.
PREAPPROVAL POLICIES
Our Audit Committee annually approves each year’s engagement for audit services in advance. Our Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by our independent auditors.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted by our Board of Directors. Each member of the Audit Committee is independent and financially literate in the judgment of the Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The Board of Directors has also determined that Ms. Steele and Messrs. Johnson, Shepherd and Winkle qualify as “audit committee financial experts,” as defined under SEC regulations.
Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes and critical audit matters, as described in the Audit Committee Charter.
The Audit Committee reviewed and discussed with management the Company’s audited financial statements and critical audit matters as of and for the fiscal year ended September 30, 2025. The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has also received the written communications from Deloitte & Touche required by the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche their independence. The Audit Committee has considered whether the provision of any non-audit services described above by Deloitte & Touche is compatible with maintaining their independence and has concluded that the provision of these services does not compromise such independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 for filing with the SEC.
LLOYD E. JOHNSON (CHAIR)
DANNY R. SHEPHERD
ALYSSA P. STEELE
C. CHRISTIAN WINKLE
The Members of the Audit Committee

76

Proposals 4 and 5
Adoption of the Charter Amendment and Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits
BACKGROUND AND FREQUENTLY ASKED QUESTIONS

BACKGROUND
As of September 30, 2025 and 2024, we had net deferred tax assets of $142.6 million and $128.5 million, respectively, representing an 11.0% increase. The vast majority of these tax assets are subject to potential limitation under Sections 382 and 383 of the Internal Revenue Code (“IRC”). These deferred tax assets, which include net operating loss carryforwards ("NOLs"), tax credits and built-in losses, enable the Company to offset future tax liabilities. As of September 30, 2025, approximately $84.1 million of our net deferred tax assets have been earned under IRC Section 45L as a direct result of our substantial investment in and commitment to energy-efficient building practices (the “Energy-Efficiency Tax Credits”). We expect net deferred tax assets to continue to increase through June 30, 2026, which is the final date the Company can generate these credits due to recent legislative changes.
In order to protect these assets, we have historically adopted a stockholder rights agreement and included certain transfer restrictions in the Company’s charter, both of which are designed to prevent an “ownership change” under IRC rules that would limit the Company’s ability to utilize these tax assets.
The protective provisions in the Company’s charter expired on November 12, 2025 and the rights agreement expired on November 14, 2025. Accordingly, to continue to protect these valuable assets, on November 12, 2025, the Board adopted a new Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits (the "New Rights Agreement"), which became effective immediately upon expiration of the then-existing agreement, as well as an amendment to our charter subject to stockholder approval. We are now asking you, our stockholders, to approve the charter amendment in Proposal 4 and ratify the New Rights Agreement in Proposal 5.
If the charter amendment is not approved by stockholders, it will not be adopted. If the New Rights Agreement is not ratified by stockholders, it will terminate immediately. Failure to obtain these stockholder approvals may jeopardize the Company’s ability to fully utilize its deferred tax assets in future periods.
Accordingly, our Board of Directors strongly recommends that stockholders once again approve the adoption of both Proposals 4 and 5.

77	2025 Proxy Statement

PROPOSALS 4 AND 5
FREQUENTLY ASKED QUESTIONS
We have prepared the following frequently asked questions to assist our stockholders in their understanding of the complexities involved in determining the value of our net deferred tax assets, including our NOLs and Energy-Efficiency Tax Credits, as well as our ability to maximize them. We urge our stockholders to carefully read Proposals 4 and 5, including their related Appendices, and the other documents to which Proposals 4 and 5 refer or are otherwise incorporated herein by reference, because this section does not provide all of the information that might be important to them.
ARE THE AMOUNT OF THE COMPANY’S NOLs AND ENERGY-EFFICIENCY TAX CREDITS SUBJECT TO CHALLENGE BY THE IRS?
As previously discussed, we had approximately $142.6 million in net tax deferred assets as of the end of fiscal 2025. The IRS could challenge the amount of our NOLs and Energy-Efficiency Tax Credits, but has not done so to date. If the IRS were to audit or otherwise seek to validate the amount of our NOLs and Energy-Efficiency Tax Credits, our ability to use our tax deferred assets could be reduced, perhaps significantly. In addition, the complexity of Section 382's and Section 383's provisions and the limited knowledge any public company has or is able to obtain about the ownership of its publicly-traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs and Energy-Efficiency Tax Credits even if Proposals 4 and 5 are approved.
WILL PROPOSALS 4 AND 5 PREVENT ALL TRANSFERS THAT COULD RESULT IN AN OWNERSHIP CHANGE?
Although Proposals 4 and 5 are intended to reduce the likelihood of an ownership change, we cannot assure that they will prevent all transfers of our stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the charter amendment described in Proposal 4 will be enforceable against all of our stockholders. In addition, the New Rights Agreement described in Proposal 5 may deter, but ultimately cannot block, all transfers of our stock that might result in an ownership change. However, our Board of Directors believes that both measures will benefit the Company and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our tax deferred assets, including our NOLs and Energy-Efficiency Tax Credits.
WILL THE CHARTER AMENDMENT AND THE NEW RIGHTS AGREEMENT IMPACT THE LIQUIDITY OR TRADING VALUE OF THE COMPANY’S COMMON STOCK?
The protective devices described in Proposals 4 and 5 generally restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of 4.95%. Furthermore, a stockholder’s ability to dispose of its common stock may be limited by reducing the number of acquirers capable of purchasing the shares in light of their own ownership levels. We recommend that stockholders monitor carefully their ownership of our stock and consult their own legal advisors and/or us to assist them in determining whether their ownership of our stock approaches the restricted levels described in Proposals 4 and 5.
If the protective devices contained in Proposals 4 and 5 are extended, our Board of Directors intends to continue to disclose that our shares continue to be subject to transfer restrictions, both on certificates representing newly-issued or transferred shares as well as publicly so that potential recipients of uncertificated shares will have the ability to be aware of the transfer restrictions and ownership limitations imposed by the protective provisions. Because certain buyers, including persons who wish to acquire 4.95% or more of our common stock, as well as some institutional holders who may not be comfortable holding common stock with transfer restrictions or other ownership limits, may not be able to purchase our common stock, extending the protective mechanisms could depress the trading value of our common stock in an amount that could more than offset any value preserved from protecting our tax deferred assets, including our NOLs and Energy-Efficiency Tax Credits.

78

PROPOSALS 4 AND 5
WILL THE CHARTER AMENDMENT AND THE NEW RIGHTS AGREEMENT HAVE AN ANTI-TAKEOVER EFFECT?
Our Board of Directors approved the adoptions of the protective provisions contained in Proposals 4 and 5 solely to preserve the value of our NOLs and Energy-Efficiency Tax Credits, not as part of a plan to render more difficult, or discourage, a takeover of the Company, such as a merger, tender offer, proxy contest or assumption of control by a substantial holder of our common stock. However, if extended, the protective provisions contained in Proposals 4 and 5 could have an anti-takeover effect because, among other things, they will restrict the ability of a person or group to accumulate 4.95% or more of our common stock and the ability of a person or group now owning 4.95% or more of our common stock to acquire additional shares without the approval of our Board of Directors. We are not presently aware of any potential takeover transaction.
WHAT IS THE EFFECT OF THE TRANSFER RESTRICTIONS CONTAINED IN THE CHARTER AMENDMENT ON MY SHARES IF I VOTE AGAINST PROPOSAL 4 BUT IT IS NONETHELESS STILL APPROVED BY STOCKHOLDERS?
Delaware law provides that the transfer restrictions contained in the charter amendment for common stock issued prior to the amendment’s adoption will be effective as to (1) stockholders with respect to shares that were voted in favor of the amendment and (2) purported transferees of such shares if:
■the transfer restriction is conspicuously noted on the certificate(s) representing such shares; or
■the transferee had actual knowledge of the transfer restrictions (even absent the conspicuous notation).
If Proposal 4 is approved, we intend to continue having newly-issued certificated or certificated transferred shares issued with the relevant transfer restrictions conspicuously noted on the certificate(s). In addition, if Proposal 4 is approved, we intend to give a notice regarding the relevant transfer restrictions to registered holders of our common stock in uncertificated form, as contemplated by Delaware law. For the purpose of determining whether a stockholder is subject to the transfer restrictions imposed by the protective provisions, we have taken and intend to continue to take the position that all shares issued prior to the effectiveness of Proposal 4 that are proposed to be transferred were voted in favor of Proposal 4, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the charter amendment, unless a stockholder establishes that it did not vote in favor of extending the protective provisions. Nonetheless, a court could find that the protective provisions contained in the charter amendment are unenforceable, either in general or as applied to a particular stockholder or fact situation.

79	2025 Proxy Statement

PROPOSALS 4 AND 5

PROPOSAL 4

Adoption of Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits

This proposal is asking our stockholders to extend protective provisions contained in our charter that are designed to assist us in protecting the value of our net tax deferred assets, including NOLs and Energy-Efficiency Tax Credits, by limiting and/or prohibiting transfers of our stock that could affect the percentage of stock that is treated as being owned by a holder of 4.95% of our shares. These provisions were first approved by our stockholders in 2011 and have been re-approved and extended by our stockholders on multiple occasions since. Because the provisions expired in November 2025, we are once again asking stockholders to extend them for another three years to November 12, 2028.
DESCRIPTION OF THE NOLs AND ENERGY-EFFICIENCY TAX CREDITS PROTECTIVE PROVISIONS
The following description of the protective provisions is qualified in its entirety by reference to the full text of our charter, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 8, 2011 (as amended by the first, second, third and fourth extensions, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 7, 2013, Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on November 15, 2016, Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on November 13, 2019, and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 14, 2022, respectively), and the full text of the proposed extension to the protective provisions, which is attached hereto as Appendix I. We urge you to carefully read our charter in its entirety as the discussion of the protective provisions below is only a summary.
Prohibited Transfers. The protective provisions generally prohibit any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:
■increase the direct or indirect ownership of our stock by any person from less than 4.95% to 4.95% or more; or
■increase the percentage of our common stock owned directly or indirectly by a person owning or deemed to own 4.95% or more of our common stock.
Complicated common stock ownership rules prescribed by the Code apply in determining whether a person is a 4.95% stockholder. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we are entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. We also have the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.
These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock or may prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

80

PROPOSALS 4 AND 5

Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the protective provisions is void immediately, and the purported transferee will not be recognized as the owner of the shares owned in violation of the protective provisions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Proxy Statement, our common stock purportedly acquired in violation of the protective provisions is referred to as “excess stock.”
In addition to a prohibited transfer being void as of the date it is attempted, upon the Company’s demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the protective provisions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).
Any stockholder who knowingly violates the protective provisions will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and Energy-Efficiency Tax Credits and any professional fees incurred in connection with addressing such violation.
Modification and Waiver of Transfer Restrictions. Our Board of Directors has the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our stockholders’ best interests. If our Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs and Energy-Efficiency Tax Credits.
In the event of a change in law, our Board of Directors will have the unilateral authority to modify the 4.95% ownership threshold, as well as any of the definitions, terms and conditions of the transfer restrictions, or to eliminate the transfer restrictions in their entirety. Our Board of Directors may also establish, modify, amend or rescind by-laws, policies and any procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs and Energy-Efficiency Tax Credits.
EXPIRATION
If approved, the protective provisions will expire on the earliest of (i) the determination by our Board of Directors that the provisions are no longer necessary for the preservation of our NOLs and Energy-Efficiency Tax Credits because of the amendment or repeal of Section 382, Section 383 or any successor statute, (ii) the beginning of a taxable year to which our Board of Directors determines that none of our Energy-Efficiency Tax Credits may be carried forward (iii) such date as our Board of Directors otherwise determines that the provisions are no longer necessary for the preservation of our NOLs and Energy-Efficiency Tax Credits and (iv) November 12, 2028.

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PROPOSALS 4 AND 5

EFFECTIVENESS AND ENFORCEABILITY
Although the protective provisions are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur. The effectiveness of the protective provisions is limited by, among other things:
■Our Board of Directors’ right to permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our stockholders’ best interests.
■A court’s finding that part or all of our charter is not enforceable, either in general or as to a particular fact situation.
■Certain changes in relationships among stockholders or other events could cause an ownership change under Section 382 or Section 383 of the IRC.
Accordingly, we cannot assure you that an ownership change will not occur even if the protective provisions are extended. However, our Board of Directors believes that the protective provisions, together with the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits Rights discussed in Proposal 5, provide significant protections to preserve our ability to use our NOLs and Energy-Efficiency Tax Credits to offset future income tax liabilities.
REQUIRED VOTE
This proposal requires the affirmative vote of a majority of our outstanding shares of common stock.

The Board of Directors recommends a vote FOR this proposal.

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PROPOSALS 4 AND 5

PROPOSAL 5

Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits

In February 2013, our stockholders first approved the adoption of a Section 382 rights agreement, which was intended to act as a deterrent to any person desiring to acquire 4.95% or more of our common stock. By its terms, the original rights agreement was to expire in November 2016. Accordingly, in February 2016, our stockholders adopted a new rights agreement which contained substantially the same terms as the first rights agreement. The stockholders similarly approved the entry into a new rights agreement at the 2019 annual meeting and again at the 2022 annual meeting. Because that rights agreement expired in November 2025, we are now seeking stockholder ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits entered into on November 12, 2025, which is the same in all material respects as the previous rights agreements approved by stockholders in 2013, 2016, 2019 and 2022, except that it will expire at the latest on November 14, 2028 if ratified.
Because the charter protections described in Proposal 4 will not eliminate the possibility that an ownership change will occur, we believe the New Rights Agreement, which is designed to deter transfers of our stock that could result in an ownership change, is an important tool to further protect our ability to utilize our NOLs and Energy-Efficiency Tax Credits.
DESCRIPTION OF THE NEW RIGHTS AGREEMENT
The following description of the New Rights Agreement is qualified in its entirety by reference to the text of the New Rights Agreement, which is attached to this Proxy Statement as Appendix II. We urge you to read it carefully in its entirety as the discussion below is only a summary.
The Rights. Our Board of Directors authorized the issuance of one right per outstanding common share payable upon the effectiveness of the New Rights Agreement to our stockholders of record as of the close of business on November 14, 2025. Subject to the terms, provisions and conditions of the New Rights Agreement, if the rights become exercisable, each right would initially represent the right to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Shares, for a purchase price of $50.00 per right (which we refer to as the “purchase price”). If issued, each fractional Series A Preferred Share would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right will not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.
Exercisability. The rights are not exercisable until the earlier of (1) ten calendar days after a public announcement by us that a person has acquired at least 4.95% or more of our outstanding stock (which we refer to as an “acquiring person”) and (2) ten business days (or such later date as may be determined by our Board of Directors) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an acquiring person. We refer to the date that the rights become exercisable under the New Rights Agreement as the “distribution date.”
Any transfer of our stock prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights may be transferred separately from the transfer of the underlying common stock until our Board of Directors determines otherwise (as described below).
After the distribution date, each holder of a right (other than the acquiring person) will generally be entitled to exercise the right and, upon payment of $100.00 (i.e., two times the purchase price), will be entitled to receive that number of shares of our common stock or other securities having a market value of $100.00.

83	2025 Proxy Statement

PROPOSALS 4 AND 5

Exemptions. Our Board of Directors recognizes there may be instances when an acquisition of our common stock that would cause a stockholder to become an acquiring person may not jeopardize or endanger in any material respect the availability of our NOLs and Energy-Efficiency Tax Credits or there may be situations when the acquisition would otherwise be in the Company’s and its stockholders’ best interests. Accordingly, the New Rights Agreement grants full discretion to our Board of Directors to exempt acquisitions in such instances.
Redemption. We may redeem the rights (at a price of $0.001 per share) at any time until ten calendar days following the public announcement that a person has become an acquiring person. Upon any such redemption, the ability to exercise the rights will terminate and the only right the holder will have is the right to receive the redemption price of $0.001 per right.
Expiration. If not ratified by stockholders at the 2026 annual meeting of stockholders, the New Rights Agreement will terminate immediately. If, however, the New Rights Agreement is ratified by stockholders, it will expire on the earliest of the following:
■the close of business on November 14, 2028;
■the redemption of the rights;
■the exchange of the rights;
■the close of business on the effective date of the repeal of Section 382 or Section 383 of the IRC or any successor statutes if the Board of Directors determines that the New Rights Agreement is no longer necessary or desirable for the preservation of the NOLs and Energy-Efficiency Tax Credits; and
■the close of business on the first day of a taxable year to which the Board of Directors determines that no Energy-Efficiency Tax Credits may be carried forward .
Anti-Dilution Provisions. Our Board of Directors may adjust the purchase price of the Series A Preferred Shares, the number of Series A Preferred Shares issuable and the number of outstanding rights to prevent dilution that may occur due to any number of events, including among others, a share dividend or a share split. In general, no adjustments to the purchase price of less than 1% will be made.
Amendments. Prior to the distribution date, our Board of Directors will have the general right to supplement or amend any provision of the New Rights Agreement in any respect. After the distribution date, no amendment may be made by our Board of Directors that would adversely affect the interests of any rights holders.
REQUIRED VOTE
This proposal requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the annual meeting.

The Board of Directors recommends a vote FOR this proposal.

84

Information About the Annual Meeting

GENERAL
This proxy statement contains information about the 2026 annual meeting of stockholders of Beazer Homes USA, Inc. In this proxy statement, both “Beazer” and the “Company” refer to Beazer Homes USA, Inc. This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors starting on or about December ___, 2025.
PURPOSE OF THE ANNUAL MEETING
At the Company’s annual meeting, stockholders will vote on the following matters:
■Proposal 1: Election of directors;
■Proposal 2: Approval of an advisory vote on the compensation of the Company’s named executive officers;
■Proposal 3: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;
■Proposal 4: Adoption of the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits
■Proposal 5: Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.
■Transaction of any other business that properly comes before the meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.
WHO CAN VOTE
Only stockholders of record holding shares of Beazer common stock at the close of business on the record date, December 12, 2025, are entitled to receive notice of the annual meeting and to vote the shares of Beazer common stock they held on that date. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Beazer stockholder at 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
As of December 12, 2025, there were              shares of Beazer common stock issued and outstanding. Holders of Beazer common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.
HOW TO VOTE
If your shares of Beazer common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. As further described below, if your shares are held in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, the entity holding your shares may vote them at its discretion on any “routine” matters; however, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”
The only “routine” matter to be acted upon at the annual meeting is Proposal No. 3: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors. All other matters to be acted upon at the annual meeting are “non-routine” matters. Accordingly, if you hold all or any portion of your shares in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

85	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING
■Proposal 1: Election of directors;
■Proposal 2: Approval of an advisory vote on the compensation of the Company’s named executive officers;
■Proposal 4: Adoption of the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits; and
■Proposal 5: Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.
If you hold shares of Beazer common stock in your own name (as a “stockholder of record”), you may vote your shares:
1.over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials;
2.if you requested to receive printed proxy materials, by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
3.if you requested to receive printed proxy materials, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Whichever method you use, your shares of Beazer common stock will be voted as you direct. If you designate the proxies named in these proxy materials to vote on your behalf, but do not specify how to vote your shares, they will be voted:
■FOR the election of the director nominees;
■FOR approval of the compensation of the Company’s named executive officers;
■FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;
■FOR the adoption of the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits; and
■FOR the ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.
■In accordance with the judgment of the persons designated or named as proxies on any other matter properly brought before the meeting or any adjournments or postponements of the annual meeting.
REVOKING A PROXY
You may revoke your proxy by submitting a new proxy with a later date by Internet, telephone or mail (if applicable), by voting at the meeting, or by filing a written revocation with Beazer’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy. If you vote in advance using one of the above methods, you may still attend and vote at the meeting.
QUORUM
A majority of the shares of Beazer common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the annual meeting to be conducted. If your shares are present in person or by proxy, your shares will be part of the quorum.
VOTES NEEDED
Election of Directors
You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. ABSTENTIONS and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.

86

INFORMATION ABOUT THE ANNUAL MEETING
Approval of an Advisory Vote on the Compensation of Our Named Executive Officers
You may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter. As an advisory vote, this proposal is not binding. However, our Board and Human Capital Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.
Ratification of Appointment of Independent Auditors
You may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits
You may vote FOR or AGAINST the Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits or you may ABSTAIN. A majority of all outstanding shares of common stock entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. ABSTENTIONS and broker non-votes will have the effect of a vote AGAINST the matter.
Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.
You may vote FOR or AGAINST the ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Other Business
The affirmative vote of a majority of the shares cast at the annual meeting is required for approval of any other business that may properly come before the meeting or any adjournments or postponements thereof. Only votes FOR or AGAINST approval of any other business will be counted. Abstentions and broker non-votes count for quorum purposes, but not for the voting on the approval of such other business.
WHO COUNTS THE VOTES
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of the election.
EXPENSES OF SOLICITATION
Expenses incurred in connection with the solicitation of proxies will be paid by the Company. In addition, we have engaged MacKenzie Partners, Inc. (MacKenzie) to assist in the solicitation of proxies. We anticipate that the costs associated with this engagement will be approximately $20,000 plus costs and expenses incurred by MacKenzie. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

87	2025 Proxy Statement

Other Matters

PROPOSALS FOR THE NEXT ANNUAL MEETING
PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2027 ANNUAL MEETING
Any proposal by a stockholder to be included in the proxy statement for our 2027 annual meeting of stockholders must be received at our principal executive offices, 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, not later than ___, 2026. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.
STOCKHOLDER PROPOSALS REGARDING NOMINATIONS OR OTHER BUSINESS AT THE 2027 ANNUAL MEETING
Any proposal by a stockholder for nominations or other business at our 2027 annual meeting of stockholders (outside of the processes for proposals to be included in the proxy statement for our 2027 annual meeting of stockholders described above) must be received at our principal executive offices, 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, no earlier than ___, 2026 and no later than ___, 2026. Any such notice must also meet the other requirements of our by-laws relating to stockholder proposals. In addition, the deadline for providing notice to the Company under Rule 14a-19 of the Exchange Act of a stockholder's intent to solicit proxies in support of nominees must be submitted in accordance with, and within the time period prescribed in, the advance notice provisions of our by-laws.
OTHER INFORMATION
Management does not know of any items, other than those referred to in this Proxy Statement, which may properly come before the meeting or other matters incident to the conduct of the meeting.
As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or any proposal to adjourn or postpone the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.
By Order of the Board of Directors,
Michael A. Dunn
Corporate Secretary
Dated: December ___, 2025

88

Appendix I Protective Amendment Extension

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BEAZER HOMES USA, INC.
Beazer Homes USA, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY as follows:
1.Article EIGHT of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Amended and Restated Certificate of Incorporation”), is hereby amended by replacing paragraph (i) of the existing Article EIGHT in its entirety with the following:
“Expiration Date” means the earliest of (1) the repeal of Section 382 or Section 383 of the Code or any successor statutes if the Board of Directors determines that this Article EIGHT is no longer necessary or desirable for the preservation of Tax Benefits, (2) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward subject to potential limitation pursuant to Section 383 of the Code, (3) such date as the Board of Directors shall fix in accordance with Part XII of this Article EIGHT and (4) November 12, 2028.”
2.In accordance with the provisions of Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted the above amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”), deemed the Amendment advisable and directed that the Amendment be considered by the Corporation’s stockholders. Notice of the Amendment was duly given to the stockholders of the Corporation in accordance with Section 222 of the DGCL. The Amendment was adopted by the Corporation’s stockholders on February [--], 2026 in accordance with Section 242 of the DGCL.
3.Pursuant to Sections 103 and 242 of the DGCL, the Amendment shall become effective at 12:00 a.m., New York City time, on [--], February [--], 2026.
IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this ___ day of February, 2026.

Beazer Homes USA, Inc.
By:_______________________________________
Name: David I. Goldberg
Title: Senior Vice President, Chief Financial Officer
and Treasurer
Attest:
______________________________________
Name: Michael A. Dunn
Title: Senior Vice President, General Counsel
and Corporate Secretary

89	2025 Proxy Statement

Appendix II Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits

BEAZER HOMES USA, INC.
and
EQUINITI TRUST COMPANY, LLC
as
Rights Agent

Rights Agreement
for the
Protection of NOLs and Energy-Efficiency Tax Credits
Dated as of November 12, 2025
Effective as of November 14, 2025

90

Exhibit A     Form of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of Beazer Homes USA, Inc.
Exhibit B    Form of Rights Certificate
Exhibit C    Summary of Rights to Purchase Series A Junior Participating Preferred Stock

2025 Proxy Statement	i

RIGHTS AGREEMENT FOR THE PROTECTION OF NOLS AND ENERGY-EFFICIENCY TAX CREDITS
RIGHTS AGREEMENT FOR THE PROTECTION OF NOLS AND ENERGY-EFFICIENCY TAX CREDITS, dated as of November 12, 2025 (the “Agreement”), between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).
WITNESSETH:
WHEREAS, the Company has generated NOLs (as defined in Section 1 hereof) and Energy Efficiency Tax Credits (as defined in Section 1 hereof) for United States federal income tax purposes; and such NOLs may potentially provide valuable tax benefits to the Company; the Company desires to avoid an “ownership change” within the meaning of Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and thereby preserve the ability to utilize fully such NOLs and certain other tax benefits; and, in furtherance of such objective, the Company desires to enter into this Agreement;
WHEREAS, on November 12, 2025 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding at the close of business on November 14, 2025 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the close of business on the Distribution Date (as defined in Section 3 hereof) and the Expiration Date (as defined in Section 7(a) hereof), each Right initially representing the right to purchase one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company having the rights, powers and preferences set forth in the form of Designations, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth; and
WHEREAS, the Company intends to submit this Agreement for stockholder ratification at its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1.Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a)“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.95% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) any Exempted Person or (v) any Person that beneficially owns at least a majority of the Common Stock following consummation of a Qualified Offer. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” solely as a result of an Exempted Transaction.
(b)“Affiliate” and “Associate” shall mean, with respect to any Person, any other Person whose Common Stock would be deemed constructively owned by such first Person for purposes of Section 382 of the Code, would be deemed owned by a single “entity” as defined in Treasury Regulation § 1.382-3(a)(1) in which both such Persons are included, or otherwise would be deemed aggregated with Common Stock owned by such first Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder; provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.
(c)A Person shall be deemed a “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” and shall be deemed to “beneficially own” any securities which such Person directly owns, or would be deemed to constructively own, pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.
(d)“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1	2025 Proxy Statement

(e)“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date provided; however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(f)“Code” shall have the meaning set forth in the recitals to this Agreement.
(g)“Common Stock” shall have the meaning set forth in the recitals to this Agreement, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).
(h)“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
(i)“Current Market Price” shall have the meaning set forth in Sections 11(d)(i) and 11(d)(ii) hereof.
(j)“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
(k)“Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(l)"Energy-Efficiency Tax Credits” shall mean tax credits earned by the Company under Section 45L of the Internal Revenue Code and subject to potential limitation under Sections 383 of the Internal Revenue Code.
(m)“Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.
(n)“Exempted Person” shall mean any Person who, together with all Affiliates and Associates of such Person,
(i)is the Beneficial Owner of securities (as disclosed in public filings with the Securities and Exchange Commission on the Rights Dividend Declaration Date), representing 4.95% or more of the shares of Common Stock outstanding on the Rights Dividend Declaration Date provided; however, that any such Person described in this clause (i) shall no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such Person had at any time since the Rights Dividend Declaration Date, except solely (x) pursuant to equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company; or
(ii)becomes the Beneficial Owner of securities representing 4.95% or more of the shares of Common Stock then outstanding because of a reduction in the number of outstanding shares of Common Stock then outstanding as a result of the purchase by the Company or a Subsidiary of the Company of shares of Common Stock provided; however, that any such Person described in this clause (ii) shall no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner, at any time after the date such Person became the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock, of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such Person had at any time since the date such Person first became the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (x) pursuant to equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company; or
(iii)who is a Beneficial Owner of 4.95% or more of the shares of Common Stock outstanding and whose beneficial ownership, as determined by the Board of Directors in its sole discretion, (x) would not jeopardize or endanger the availability to the Company of its NOLs or other Tax Benefits or (y) is otherwise in the best interests of the Company provided; however, that if a Person is an Exempted Person solely by reason of this clause (iii), then such Person shall cease to be an Exempted Person if (A) such Person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock, (B) after the date of such determination by the Board of Directors, such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such Person had at any time since the date such Person first became the Beneficial Owner of 4.95% or more of the

2

then outstanding shares of Common Stock, except solely (I) pursuant to equity compensation awards granted to such Person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (II) as a result of a redemption of shares of Common Stock by the Company, or (C) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s beneficial ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its NOLs or other Tax Benefits.
A purchaser, assignee or transferee of the shares of Common Stock (or warrants or options exercisable for Common Stock) from an Exempted Person shall not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such Person continues to be the Beneficial Owner of 4.95% or more of the then outstanding shares of Common Stock.
(o)“Exempted Transaction” shall mean any transaction that the Board of Directors determines, in its sole discretion, is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors prior to the date of such transaction, including, without limitation, if the Board of Directors determines that (i) neither the Beneficial Ownership of shares of Common Stock by any Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company. In granting an exemption under this definition, the Board of Directors may require any Person who would otherwise be an Acquiring Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings will result in such consequences and subject to such conditions as the Board of Directors may determine in its sole discretion, including that any such violation shall result in such Person becoming an Acquiring Person.
(p)“Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(q)“Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(r)“NOLs” shall mean the Company’s net operating loss carryforwards.
(s)“Person” shall mean any individual, firm, corporation, limited liability company, partnership or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).
(t)“Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $0.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.
(u)“Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(v)“Purchase Price” shall have the meaning set forth in Section 4(a) hereof.
(w)“Qualified Offer” shall mean an offer, determined by a majority of the members of the Board of Directors of the Company that are independent of the relevant offeror, to have each of the following characteristics with respect to the Common Stock: (i) a tender or exchange offer for all of the outstanding shares of Common Stock at the same per-share consideration; (ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the “Exchange Act”); (iii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable; (iv) an offer pursuant to which the offeror has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired using the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any; (v) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 60 days; and (vi) an offer at a per-share consideration, and on such other terms and conditions, that in each case are adequate and fair. An offer shall constitute a Qualified Offer if and only for so long as each of the foregoing requirements in clauses (i)

3	2025 Proxy Statement

through (vi) remain satisfied, and if any such requirement shall at any time thereafter fail to be satisfied such offer shall no longer constitute a Qualified Offer.
(x)“Record Date” shall have the meaning set forth in the recitals of this Agreement.
(y)“Right” shall have the meaning set forth in the recitals of this Agreement.
(z)“Rights Agent” shall have the meaning set forth in the recitals of this Agreement.
(aa)“Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.
(ab)“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals of this Agreement.
(ac)“Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.
(ad)“Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.
(ae)“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
(af)“Subsidiary” shall mean, with reference to any Person, any Person of which a majority of the voting power of voting equity securities or equity interests is beneficially owned, directly or indirectly, by such Person or otherwise controlled by such Person.
(ag)“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
(ah)“Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(ai)“Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(aj)“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code, and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.
(ak)“Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, as amended.
(al)“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.
Section 2.Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.
Section 3.Issue of Rights Certificates.
(a)Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors of the Company shall determine prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than any Exempted Person, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company,

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one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.
(b)As promptly as practicable following the Record Date, the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Expiration Date (as such term is defined in Section 7 hereof) or the redemption of the Rights pursuant to Section 23 hereof, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.
(c)Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the redemption of the Rights pursuant to Section 23 hereof. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend substantially in the following form: “This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Beazer Homes USA, Inc. (the “Company”) and Equiniti Trust Company, LLC (the “Rights Agent”), dated as of November 12, 2025 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.” With respect to such certificates containing the foregoing legend, until the earlier of the (i) Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.
Section 4.Form of Rights Certificates.
(a)The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the share certificate evidencing such shares, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
(b)Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such

5	2025 Proxy Statement

Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend substantially in the following form: “The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.” The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e).
Section 5.Countersignature and Registration.
(a)The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive Vice President or Senior Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
(b)Following the Distribution Date, the Rights Agent shall keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
Section 6.Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a)Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 27 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date or the redemption of the rights pursuant to Section 23 hereof, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 27 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights

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Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.
(b)Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
Section 7.Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a)Subject to Section 7(e) and Section 27 hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on November 14, 2028 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all of the Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) are exchanged for Common Stock or other assets or securities as provided in Section 27 hereof, (iv) the close of business on the effective date of the repeal of Section 382 or Section 383 or any successor statutes if the Board of Directors of the Company determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (v) the close of business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Energy-Efficiency Tax Benefits may be carried forward or (vi) the close of business on the first Business Day following the date on which the inspectors of the election for the 2026 Annual Meeting certify that the vote on this Agreement at the 2026 Annual Meeting (with the required vote for such approval to be described in the Company’s proxy statement relating to the 2026 Annual Meeting) reflects that stockholder ratification of this Agreement has not been received (the earliest of (i) and (ii) and (iii) and (iv) and (v) and (vi) being herein referred to as the “Expiration Date”).
(b)The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $50.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.
(c)Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash described in clause (ii) hereof, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available

7	2025 Proxy Statement

for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.
(d)In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.
(e)Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by any Person known to be (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.
(f)Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
Section 8.Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9.Reservation and Availability of Capital Stock.
(a)The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.
(b)So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/ or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
(c)The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the “Act”) with respect to the securities purchasable upon exercise of the Rights on an

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appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.
(d)The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/ or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or Units) (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.
(e)The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/ or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.
Section 10.Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made provided; however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and

9	2025 Proxy Statement

Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification provided; however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
(i)In the event any Person shall become an Acquiring Person, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).
(ii)In the event that the number of shares of Common Stock which are authorized by the Company’s Certificate of Incorporation but not outstanding, subscribed for or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors of the Company has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board provided; however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Company determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a

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public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a) (iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a) (ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.
(b)In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) provided; however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c)In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock provided; however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Stock or capital stock, as the case may be, issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
(d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date provided; however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for

11	2025 Proxy Statement

such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such other system then in use, or, if on any such date the shares of Common Stock are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(i)For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of a Unit shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.
(e)Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price provided; however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock or other share of capital stock or one-ten millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.
(f)If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g)All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding

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immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-ten millionth of a share of Preferred Stock) obtained by:
(i)multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and
(ii)dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(j)Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.
(k)Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.
(l)In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment provided; however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
(m)Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends

13	2025 Proxy Statement

or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n)The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.
(o)The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
(p)Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.
Section 12.Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
Section 13.Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.
(a)In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained

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by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) (i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.
(b)“Principal Party” shall mean:
(i)in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and
(ii)in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions provided; however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.
(c)The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:
(i)prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and
(ii)take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and
(iii)deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

15	2025 Proxy Statement

Section 14.Fractional Rights and Fractional Shares.
(a)The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
(b)The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.
(c)Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing price of one (1) share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(d)The holder of a Right by the acceptance of the Rights expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
Section 15.Rights of Action. All rights of action in respect of this Agreement, except the rights of action that are given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.
Section 16.Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

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(b)after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;
(c)subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and
(d)notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation provided; however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17.Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.Concerning the Rights Agent.
(a)The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no case shall the Rights Agent be liable for special, indirect, incidental or consequential loss or damage.
(b)The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
Section 19.Merger or Consolidation or Change of Name of Rights Agent.
(a)Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor

17	2025 Proxy Statement

Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b)In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
Section 20.Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
(a)The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b)Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c)The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
(d)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.
(f)The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Senior Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
(h)The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as

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fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided; however, reasonable care was exercised in the selection and continued employment thereof.
(j)No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k)If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.
Section 21.Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may, in its sole discretion, remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale provided; however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of

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material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23.Redemption and Termination.
(a)The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the twentieth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a) (ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the “Current Market Price,” as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
(b)Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
Section 24.Notice of Certain Events.
(a)In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.
(b)In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

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Section 25.Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Beazer Homes USA, Inc.
2002 Summit Bvd., NE, 15th Floor
Atlanta, Georgia 30319
Attention: Chief Executive Officer
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Equiniti Trust Company, LLC
28 Liberty Street, Floor 53
New York, NY 10005
Attention: Relationship Management
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 26.Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) provided; however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, extends the Final Expiration Date, changes the Purchase Price or changes the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable, and following the first occurrence of an event set forth in clauses (i) and (ii) of the first sentence of Section 23(a) hereof any supplement or amendment shall require the concurrence of a majority of the members of the Board of Directors of the Company. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.
Section 27.Exchange.
(a)(i) The Company may, at its option, at any time after the Stock Acquisition Date, upon resolution by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the “Section 27(a)(i) Exchange Ratio”). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

21	2025 Proxy Statement

(i)The Company may, at its option, at any time after the Stock Acquisition Date, upon resolution by the Board of Directors of the Company, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement. Subject to such adjustment, each Right may be exchanged for that number of shares of Common Stock obtained by dividing the Adjustment Spread (as defined below) by the then Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person or (ii) the date on which a tender or exchange offer by any Person (other than an Exempted Person, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be the Beneficial Owner of 4.95% or more of the shares of Common Stock then outstanding (such exchange ratio being the “Section 27(a)(ii) Exchange Ratio”). The “Adjustment Spread” shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii) minus (y) the Purchase Price.
(ii)Notwithstanding anything contained in this Section 27(a) to the contrary, the Company may not exchange any Rights pursuant to this Section 27(a) unless such exchange is approved by a majority of the members of the Board of Directors of the Company.
(b)Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Section 27(a)(i) Exchange Ratio or Section 27(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange provided; however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
(c)In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall make adequate provision to substitute, to the extent that there are insufficient shares of Common Stock available (1) cash, (2) other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value per Right equal to (x) in the case of an exchange pursuant to Section 27(a)(i), the then current per share market price (determined pursuant to Section 11(d) hereof) of the Common Stock multiplied by the Section 27(a)(i) Exchange Ratio and (y) in the case of an exchange pursuant to Section 27(a)(ii), the Adjustment Spread, where such aggregate value has been determined by a majority of the members of the Board of Directors of the Company, after receiving advice from a nationally recognized investment banking firm. To the extent that the Company determines that any such substitution must be made, the Company shall provide, subject to Section 7(e) hereof, that such substitution shall apply uniformly to all outstanding Rights.
(d)The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of the exchange pursuant to this Section 27.

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Section 28.Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of a majority of the members of the Board of Directors of the Company) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.
Section 30.Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).
Section 31.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated provided; however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the twentieth day following the date of such determination by the Board of Directors.
Section 32.Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.
Section 33.Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 34.Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import are references to this Agreement as a whole and not to any particular section or other provision hereof.
Section 35.Effectiveness. This Agreement shall become effective as of the close of business on November 14, 2025 (the “Effective Date”); provided, that, notwithstanding anything herein to the contrary, the Board of Directors may, in its sole discretion, terminate this Agreement prior to the Effective Date following the occurrence of a “Distribution Date” as defined in that certain Section 382 Rights Agreement between the Company and Equiniti Trust

23	2025 Proxy Statement

Company, LLC (formerly American Stock Transfer & Trust Company, LLC), dated as of December 7, 2021, and effective as of November 14, 2022.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest: By: /s/ Kristi O. Crawford Name: Kristi O. Crawford Title: Assistant Secretary	BEAZER HOMES USA, INC. By: /s/ Michael A. Dunn Name: Michael A. Dunn Title: Senior Vice President and General Counsel
Attest: By: /s/ Sharon Best-Jhagro Name: Sharon Best-Jhagroo Title: SVP, Relationship Director	EQUINITI TRUST COMPANY, LLC By: /s Matthew Paseka Name: Matthew Paseka Title: SVP, Relationship Director

25	2025 Proxy Statement

EXHIBIT A
FORM OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF BEAZER HOMES USA, INC.
Section 1.Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 100,000.
Section 2.Dividends and Distributions.
(a)The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of Beazer Homes USA, Inc., a Delaware corporation (the “Company”), out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after November 14, 2025 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)The Company shall declare a dividend or distribution on the outstanding shares of Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the outstanding shares of Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c)Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.
Section 3.Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(a)Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare

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any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
(c)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.
(ii)During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.
(iii)Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request, or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iv)In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become

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vacant. References in this Paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(v)Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws of the Company irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws of the Company). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
(i)Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4.Certain Restrictions.
(a)Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:
(i)declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;
(ii)declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or
(iv)purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b)The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5.Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred

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Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
Section 6.Liquidation, Dissolution or Winding Up.
(a)Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
(b)In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
(c)In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7.Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common

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Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8.No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.
Section 9.Amendment. The certificate of incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
Section 10.Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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EXHIBIT B
[FORM OF RIGHTS CERTIFICATE]
Certificate No. R-Rights
NOT EXERCISABLE AFTER NOVEMBER 14, 2025 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]
Rights Certificate
BEAZER HOMES USA, INC.
This certifies that [                  ], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits, dated as of November 12, 2025 (the “Rights Agreement”), between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on November 14, 2028 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $50.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 14, 2025 based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

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This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights shall require the concurrence of a majority of the members of the Board of Directors of the Company.
No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of

Attest: By: Name: Title:	BEAZER HOMES USA, INC. By: Name: Title:
Attest: By: Name: Title:	EQUINITI TRUST COMPANY, LLC By: Name: Title:

B-3	2025 Proxy Statement

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED                  hereby sells, assigns and transfers unto                  (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated:
Signature:
Signature Guaranteed:
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:
Signature:
Signature Guaranteed:
NOTICE
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

B-4

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)
To: BEAZER HOMES USA, INC.:
The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:
Please insert social security or other identifying number (Please print name and address):
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number (Please print name and address):
Dated:
Signature:
Signature Guaranteed:
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:
Signature:
Signature Guaranteed:
NOTICE
The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

B-5	2025 Proxy Statement

EXHIBIT C
SUMMARY OF RIGHTS TO PURCHASE SERIES A JUNIOR
PARTICIPATING PREFERRED STOCK
On November 12, 2025, the Board of Directors of Beazer Homes USA, Inc. (the “Company”) approved the execution of a Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits (the “Rights Agreement”) between the Company and Equiniti Trust Company, LLC (the “Rights Agent”). The Rights Agreement provides for a distribution of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding to stockholders of record at the close of business on November 14, 2025 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a Purchase Price of $50.00 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
The Board of Directors of the Company adopted the Rights Agreement in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. The Company has experienced and continues to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.
A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This Summary of Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
Distribution Date; Acquiring Persons; Transfer of Rights. Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.95% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 4.95% or more of the outstanding shares of Common Stock. The definition of Acquiring Person excludes any Exempted Person (as defined below) and any person who would become an Acquiring Person solely as a result of an Exempted Transaction (as defined below). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. Thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

C-1

Exempted Persons. The following persons shall be “Exempted Persons” under the Rights Agreement:
(i)Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding on November 14, 2025, will be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and shall be deemed an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Common Stock that such person had at any time since November 14, 2025, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company.
(ii)In addition, any person who, together with all affiliates and associates of such person, becomes the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Common Stock will also be an “Exempted Person.” However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the date such person became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such person had at any time since the date such person first became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (x) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (y) as a result of a redemption of shares of Common Stock by the Company.
(iii)In addition, any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 4.95% or more of the shares of Common Stock outstanding, and whose beneficial ownership, as determined by the Board of Directors of the Company in its sole discretion, (x) would not jeopardize or endanger the availability of the Company of its NOLs or (y) is otherwise in the best interests of the Company, will be an Exempted Person. However, any such person will cease to be an Exempted Person if (A) such person ceases to beneficially own 4.95% or more of the shares of the then outstanding Common Stock, or (B) after the date of such determination by the Board of Directors of the Company, such person, together with all affiliates and associates of such person, becomes the beneficial owner of securities representing a percentage of Common Stock that exceeds by one-half of one percent (0.5%) or more the lowest percentage of Beneficial Ownership of Common Stock that such person had at any time since the date such person first became the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, except solely (I) pursuant to equity compensation awards granted to such person by the Company or as a result of an adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof or (II) as a result of a redemption of shares of Common Stock by the Company, or (C) the Board of Directors of the Company, in its sole discretion, makes a contrary determination with respect to the effect of such person’s beneficial ownership (together with all affiliates and associates of such person) with respect to the availability to the Company of its NOLs.
A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) from an Exempted Person will not thereby become an Exempted Person, except that a transferee from the estate of an Exempted Person who receives Common Stock as a bequest or inheritance from an Exempted Person shall be an Exempted Person so long as such transferee continues to be the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock.
Exempted Transactions. The following transactions shall be “Exempted Transactions” under the Rights Agreement: any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors prior to the date of such transaction, including, without limitation, if the Board of Directors determines that (i) neither the beneficial ownership of shares of Common Stock by any person, directly or indirectly, as a result of such transaction nor any other

C-2	2025 Proxy Statement

aspect of such transaction would jeopardize or endanger the availability to the Company of the Company’s tax benefits or (ii) such transaction is otherwise in the best interests of the Company. In granting an exemption for an “Exempted Transaction”, the Board of Directors of the Company may require any person who would otherwise be an Acquiring Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings will result in such consequences and subject to such conditions as the Board of Directors of the Company may determine in its sole discretion, including that any such violation shall result in such person becoming an Acquiring Person.
Exercisability; Expiration. The Rights are not exercisable until the Distribution Date and will expire on the earliest of (i) the close of business on November 14, 2028, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 or Section 383 of the Code or any successor statute if the Board of Directors of the Company determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, (v) the close of business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Energy-Efficiency Tax Credits may be carried forward, and (vi) the close of business on the first Business Day following the date on which the inspectors of the election for the 2026 Annual Meeting certify that the vote on this Agreement at the 2026 Annual Meeting (with the required vote for such approval to be described in the Company’s proxy statement relating to the 2026 Annual Meeting) reflects that stockholder ratification of this Agreement has not been received. At no time will the Rights have any voting power.
In the event that an Acquiring Person becomes the beneficial owner of 4.95% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such (a “Flip-In Event”), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.
For example, at an exercise price of $50.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $100.00 worth of Common Stock (or other consideration, as noted above) for $50.00. If the Common Stock at the time of exercise had a market value per share of $5.00, the holder of each valid Right would be entitled to purchase twenty (20) shares of Common Stock for $50.00.
In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph (a “Flip-Over Event”) and in the second preceding paragraph are referred to as the “Triggering Events.”
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above or in the event the Rights are redeemed.
Anti-Dilution Provisions. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

C-3

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
Exchange. At any time after the Stock Acquisition Date, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (i) a number of shares of Common Stock per Right with a value equal to the spread between the value of the number of shares of Common Stock for which the Rights may then be exercised and the Purchase Price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Common Stock, one share of Common Stock per Right (subject to adjustment).
Redemption. At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
Amendments. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement provided; however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

C-4	2025 Proxy Statement

Annex I Non-GAAP Reconciliation

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt extinguishment, impairments and abandonments, and other non-recurring items) to total Company net income, the most directly comparable GAAP measure, is provided for the period shown below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments. These EBITDA measures should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance.

FISCAL YEAR ENDED SEPTEMBER 30, 2025 (IN THOUSANDS)	($)
Net income (GAAP)	45,588
(Benefit) from income taxes	(4,738)
Interest amortized to home construction and land sales expenses and capitalized interest impaired	78,866
EBIT (Non-GAAP)	119,716
Depreciation and amortization	19,168
EBITDA (Non-GAAP)	138,884
Stock-based compensation expense	7,338
Inventory impairments and abandonments (1)	11,497
Adjusted EBITDA	157,719
(1) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses and capitalized interest impaired."

A-i

BEAZER
HOMES
Enjoy the Great Indoors

2002 Summit Blvd NE, 15th Floor
Atlanta, GA 30319
www.beazer.com

BEAZER HOMES

BEAZER HOMES USA, INC.
2002 SUMMIT BLVD NE
15TH FLOOR
ATLANTA, GA 30319

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V81407-P41327

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEAZER HOMES USA, INC.

The Board of Directors recommends you vote FOR each nominee named in Proposal 1:

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Howard C. Heckes	☐	☐	☐
1b. Lloyd E. Johnson	☐	☐	☐
1c. John J. Kelley III	☐	☐	☐
1d. Allan P. Merrill	☐	☐	☐
1e. Peter M. Orser	☐	☐	☐
1f. Norma A. Provencio	☐	☐	☐
1g. June Sauvaget	☐	☐	☐
1h. Alyssa P. Steele	☐	☐	☐
1i. C. Christian Winkle	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. An advisory vote regarding the compensation paid to the Company's named executive officers.	☐	☐	☐
3. Ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2026.	☐	☐	☐
4. Adoption of Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits.	☐	☐	☐
5. Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF BEAZER HOMES USA, INC.

February 5, 2026

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V81408-P41327

BEAZER HOMES USA, INC.
2002 Summit Blvd NE
15th Floor
Atlanta, Georgia 30319

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated December 22, 2025, hereby appoints Allan P. Merrill and Michael A. Dunn (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.001, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Beazer Homes USA, Inc. to be held at 8:30 a.m., Eastern Time, on Thursday, February 5, 2026, at the Hyatt Regency Atlanta Perimeter at Villa Christina, 4000 Summit Boulevard NE, Atlanta, Georgia 30319, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side)

Your **Vote** Counts!

BEAZER HOMES USA, INC.

2026 Annual Meeting
Vote by February 4, 2026
11:59 PM ET

BEAZER HOMES

BEAZER HOMES USA, INC.
2002 SUMMIT BLVD NE
15TH FLOOR
ATLANTA, GA 30319

V81409-P41327

You invested in BEAZER HOMES USA, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on February 5, 2026.**

Get informed before you vote

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Vote in Person at the Meeting*

February 5, 2026
8:30 a.m., Eastern Time

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors.	
	Nominees:	
1a.	Howard C. Heckes	For
1b.	Lloyd E. Johnson	For
1c.	John J. Kelley III	For
1d.	Allan P. Merrill	For
1e.	Peter M. Orser	For
1f.	Norma A. Provencio	For
1g.	June Sauvaget	For
1h.	Alyssa P. Steele	For
1i.	C. Christian Winkle	For
2.	An advisory vote regarding the compensation paid to the Company’s named executive officers.	For
3.	Ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2026.	For
4.	Adoption of Charter Amendment for the Protection of NOLs and Energy-Efficiency Tax Credits.	For
5.	Ratification of the Rights Agreement for the Protection of NOLs and Energy-Efficiency Tax Credits.	For

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

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V81410-P41327